UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Inovalon Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2020 Annual Meeting of Stockholders

The 2020 Annual Meeting of Stockholders of
Inovalon Holdings, Inc. will be held on June 17, 2020 at:
The Jefferson Hotel
1200 16th St. NW
Washington, DC 20036
While we intend to hold the 2020 Annual Meeting in person at this time, we are closely monitoring the health and public safety concerns relating to the coronavirus, or COVID-19, outbreak. If we determine to hold the 2020 Annual Meeting at a different physical location or virtually over the Internet, we will announce that decision promptly via press release, including posting details on our website on how to participate that will also be filed with the SEC as additional proxy material. We encourage you to check our website prior to the date of the 2020 Annual Meeting if you plan to attend in person. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement.

On or about April 27, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2019 Annual Report.

2020 Annual Meeting of Stockholders

The 2020 Annual Meeting of Stockholders of
Inovalon Holdings, Inc. will be held on June 17, 2020 at:
The Jefferson Hotel
1200 16th St. NW
Washington, DC 20036
Admission requirements
See Part 8 – “Information About the Meeting” for details on admission requirements to attend the 2020 Annual Meeting of Stockholders.

Proxy Voting Options
Your vote is important!
Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.
Voting by the Internet or telephone is fast and convenient, your vote is immediately confirmed and tabulated, and helps us reduce postage and proxy tabulation costs.
If you prefer, you can vote by mail by returning the enclosed proxy card or voting instruction form in the addressed, prepaid envelope provided.
Please do not return the enclosed paper ballot if you are voting via the Internet or by telephone.

Vote by Internet
www.proxyvote.com
24 hours a day / 7 days a week
Instructions:
1. Read the accompanying Proxy Statement.
2. Go to the following website: www.proxyvote.com.
3. Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you via e‑mail.

Vote by Telephone
+1‑800‑690‑6903 via touch tone phone toll‑free 24 hours a day / 7 days a week.
Instructions:
1. Read the accompanying Proxy Statement.
2. Call toll‑free: +1‑800‑690‑6903.
3. Have your proxy card or voting instruction form in hand and follow the instructions.

April 27, 2020
Dear Stockholder,
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Inovalon Holdings, Inc., which will be held at The Jefferson Hotel, located at 1200 16th St. NW, Washington, DC 20036, on June 17, 2020, at 10:00 a.m. Eastern Time.
While we intend to hold the 2020 Annual Meeting in person at this time, we are closely monitoring the health and public safety concerns relating to the coronavirus, or COVID-19, outbreak. If we determine to hold the 2020 Annual Meeting at a different physical location or virtually over the Internet, we will announce that decision promptly via press release, including posting details on our website on how to participate that will also be filed with the SEC as additional proxy material. We encourage you to check our website prior to the date of the 2020 Annual Meeting if you plan to attend in person. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the 2020 Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the 2020 Annual Meeting and to vote your shares in person.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of Inovalon.
Sincerely,
Keith R. Dunleavy, M.D.
Chairman and Chief Executive Officer

INOVALON HOLDINGS, INC.
4321 Collington Road, Bowie MD 20716
Notice of 2020 Annual Meeting of Stockholders

Date:	June 17, 2020

Time:	10:00 am Eastern Time

Place:	The Jefferson Hotel, 1200 16th St. NW, Washington, DC 20036

Record Date:
April 20, 2020. Only Class A and Class B common stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the 2020 Annual Meeting. As of the record date, there were 76,111,581 shares of Class A common stock entitled to vote at the meeting and 79,270,861 shares of Class B common stock entitled to vote at the meeting.

Proxy Voting:
Important. Please vote your shares promptly to ensure the presence of a quorum at the meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form, will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope that is postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting as your proxy is revocable at your option.

Voting Rights:
Holders of our Class A common stock and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on proposals presented at the 2020 Annual Meeting.

Items of Business:	• To elect eight directors from among the nominees described in this Proxy Statement;
• To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020;
• To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers (as defined in this Proxy Statement); and
• To transact such other items of business as may properly come before the meeting.

Admission to Meeting:	Proof of share ownership will be required to enter the 2020 Annual Meeting. See Part 8 – “Information About the Meeting” for details.

Notice of Internet Availability of Proxy Materials:
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2019 Annual Report to Stockholders (“2019 Annual Report”), primarily via the Internet. On or about April 27, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2019 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings. Our Proxy Statement and 2019 Annual Report are available at investors.inovalon.com under the “SEC Filings” section.

While we intend to hold the 2020 Annual Meeting in person at this time, we are closely monitoring the health and public safety concerns relating to the coronavirus, or COVID-19, outbreak. If we determine to hold the 2020 Annual Meeting at a different physical location or virtually over the Internet, we will announce that decision promptly via press release, including posting details on our website on how to participate that will also be filed with the SEC as additional proxy material. We encourage you to check our website prior to the date of the 2020 Annual Meeting if you plan to attend in person. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement.

Please also note, the use of cameras or recording devices at the 2020 Annual Meeting is prohibited and they will not be allowed into the meeting or any other adjacent areas. We realize that many mobile phones have built-in cameras and recording capabilities; while these phones may be brought into the venue, the camera and recording functions may not be used at any time.

By order of the Board of Directors,
/s/ Kamyar Daneshvar
Kamyar Daneshvar
Corporate Secretary
April 27, 2020

PROXY STATEMENT TABLE OF CONTENTS

Table of Contents	i

PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. For the purposes of this summary and the Proxy Statement, Inovalon Holdings, Inc. may also be referred to as “us”, “our”, and the “Company” and, together with its subsidiaries, as “Inovalon.”

2020 Annual Meeting of Stockholders

Date:	June 17, 2020

Time:	10:00 am Eastern Time

Place:	The Jefferson Hotel 1200 16th St. NW Washington, DC 20036

Record Date:	April 20, 2020

Voting:
Stockholders of record as of the record date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee, one vote for the ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020, and one non-binding advisory vote to approve compensation of our Named Executive Officers. Each share of Class B common stock is entitled to ten votes for each director nominee, ten votes for the ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020, and ten non-binding advisory votes to approve compensation of our Named Executive Officers.

Admission To Meeting:	Proof of share ownership will be required to enter the 2020 Annual Meeting. See Part 8 – “Information About the Meeting” for details.

Meeting Agenda:
• Election of eight directors.
• Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020.
• Non-binding advisory vote to approve the compensation of our Named Executive Officers.
• Transact other business that may properly come before the meeting.

Proxy Summary	I

Voting Matters and Vote Recommendation

See Part 7 – “Proposals to be voted on at the meeting” for more information.

Proposal	Matter	Board Vote Recommendation	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of 8 directors	For each director nominee	Plurality	Not voted	Not voted
2	Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020	For	Majority of voting power represented in person or by proxy	Not voted	Discretionary vote
3	Non-binding advisory vote to approve the compensation of our Named Executive Officers	For	Majority of voting power represented in person or by proxy*	Not voted	Not voted
____________________________________________________________________________________________________
* A majority of the votes properly cast is required to approve the compensation of our Named Executive Officers. Since this proposal is an advisory vote, the result will not be binding on our Board of Directors (“Board”), the compensation committee of our Board (the “Compensation Committee”), or the Company. The Board and the Compensation Committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.

Proxy Summary	II

Our Director Nominees

See Part 2 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

Name	Age	Director Since	Occupation	Independent	Other Public Boards	Committee Memberships
						AC	CC	NCG	SCP
Keith R. Dunleavy, M.D.	50	2006	CEO, Inovalon	No	—	—	—	—	M
Denise K. Fletcher	71	2012	Fmr. EVP, Finance of Vulcan Inc.; Fmr. CFO of DaVita, Inc. & MasterCard International, Inc.	Yes	1	C, F	M	M	—
William D. Green	66	2016	Fmr. Chairman & CEO of Accenture plc	Yes	3	—	M	C	—
André S. Hoffmann	61	2008	Vice Chairman of Roche Holding, Ltd.	Yes	—	—	—	—	—
Isaac (Zak) Kohane, M.D., Ph.D.	59	2019	Marion V. Nelson Professor of Biomedical Informatics at Harvard Medical School	Yes	—	—	—	—	M
Mark A. Pulido	67	2018	Fmr. Chairman & CEO of ABILITY Network Inc.; Fmr. Pres. & CEO of McKesson Corp.	No	—	—	—	—	M
Lee D. Roberts	67	2012	Pres. & CEO of Bluewater Consulting; Fmr. Chairman & CEO of FileNet Corp.	Yes	2	M, F	C	—	—
William J. Teuber, Jr.	68	2013	Fmr. Vice Chairman of EMC Corporation	Yes	—	M, F	M	M	C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCG	Nominating and Corporate Governance Committee	F	Financial expert
SCP	Security and Compliance Committee
Attendance

Each director nominee is a current director. Other than Mr. Hoffmann who was on an approved leave of absence in 2019, each director attended at least 75% of the aggregate of all fiscal year 2019 meetings of our Board and each committee on which he or she served during the period in which he or she served as a director. All of our directors who were serving as directors at the time, other than Mr. Hoffmann, attended our 2019 annual meeting of stockholders.

Proxy Summary	III

Auditors

See Part 6 – “Audit Committee Matters” for more information.

We ask that our stockholders ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020. Below is summary information about Deloitte & Touche LLP’s fees for services provided in fiscal years 2019 and 2018 (in thousands).

	Year ended December 31,
	2019	2018
Audit	$1,669	$1,812
Audit-related fees	—	419
Tax fees	629	1,149
All other fees	—	566
Total	$2,298	$3,946
Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

See Part 7 – “Proposals to be Voted on at the Meeting” for more information.

We ask that our stockholders approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation rules of the SEC. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders.

2021 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to Rule 14a‑8 of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than the close of business on December 28, 2020; provided however, in the event that the date of the 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) is more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2020 Annual Meeting, stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 must be received within a reasonable time before we begin to print and send proxy materials relating to the 2021 Annual Meeting.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders, other than a stockholder proposal included in our proxy materials pursuant to Rule 14a‑8 of the rules promulgated under the Exchange Act, must comply with the advance notice provisions and other requirements of Article I, Section 1 of our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2021 Annual Meeting must be received no earlier than the close of business on February 17, 2021 and no later than the close of business on March 19, 2021; provided however, in the event that the date of the 2021 Annual Meeting is more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2020 Annual Meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.
Note about Forward-Looking Statements
This Proxy Statement includes estimates, projections and statements relating to our business plans, objectives and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of

Proxy Summary	IV

1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this Proxy Statement, including in “Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “see,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” of our annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Proxy Summary	V

PART 1 – CORPORATE GOVERNANCE AT INOVALON
Corporate Governance Principles and Practices

Corporate Governance Profile
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
• the Board is not classified, with each of our directors subject to re-election annually;
• six of our eight directors satisfy the listing standards for independence of the NASDAQ Global Select Market (“NASDAQ”);
• our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each comprised entirely of independent directors;
• each of our Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC;
• we comply with the applicable corporate governance listing standards of NASDAQ;
• we do not have a stockholder rights plan; and
• our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
Board Leadership Structure
Keith R. Dunleavy, M.D., our CEO, serves as Chairman of the Board and presides over meetings of the Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of the Board. Dr. Dunleavy brings valuable insight to the Board due to the perspective and experience that he brings as our founder and CEO and his extensive experience in the technology and healthcare industries. The Board has determined that as the individual primarily responsible for the day-to-day management of business operations, Dr. Dunleavy is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. The Board’s administration of its risk oversight function is not affected by the Board’s leadership structure.
Director Independence
The listing rules of NASDAQ generally require that a majority of the members of a listed company’s board of directors be independent within specified periods following the closing of an initial public offering. The Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that, other than Mark A. Pulido, who until April 2018 served as Chairman and Chief Executive Officer of ABILITY Network Inc., now a subsidiary of the Company (and, as such, under NASDAQ listing rules may not be considered independent until April 2021), each of our other non-employee directors is “independent” as that term is defined under NASDAQ Marketplace Rule 5605(a)(2).
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Our Board has concluded that all of the members of the Audit Committee are independent under Rule 10A-3. Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards adopted pursuant to Rule 10C-1. In order to be considered independent for purposes of Rule 10C-1, a listed company’s board of directors must

Corporate Governance at Inovalon	1

consider the sources of compensation of the member of the compensation committee, including any consulting, advisory, or other compensatory fee paid by the Company to the member, and whether the member is affiliated with the Company or any of its subsidiaries or their affiliates. Our Board has concluded that all of the members of the Compensation Committee are independent under Rule 10C-1.
Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Security and Compliance Committee, each of which addresses risks specific to their respective areas of oversight.
In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Board of Directors Corporate Governance Charter and code of business conduct and ethics, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Security and Compliance Committee monitors the effectiveness of our physical and cybersecurity and related policies, as well as our compliance with legal and regulatory requirements.
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. Additionally, the Board has adopted a supplemental code of ethics for senior financial officers, which applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, who have been designated by our Chief Executive Officer. Among other matters, our code of business conduct and ethics and supplemental code of ethics for senior financial officials are designed to deter wrongdoing and to promote:
• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
• full, fair, accurate, timely and understandable disclosures in our SEC reports and other public communications;
• compliance with applicable laws, rules, and regulations;
• prompt internal reporting of violations of the code to appropriate persons identified in the code; and
• accountability for adherence to the code of business conduct and ethics.
Any waiver of the code of conduct for our executive officers or directors must be approved by the Board or a committee thereof, and any such waiver will be promptly disclosed as required by law or NASDAQ regulations.
The full text of our code of business conduct and ethics and supplemental code of ethics for senior financial officers is posted on our website at investors.inovalon.com under the “Governance” section. The reference to our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. We intend to disclose future amendments to our code of conduct, or waivers of these provisions, that are required to be disclosed under the rules of the SEC or NASDAQ on our website or in public filings.

Corporate Governance at Inovalon	2

PART 2 – BOARD OF DIRECTORS

Eight directors have been nominated for election at the 2020 Annual Meeting to hold office until the 2021 Annual Meeting. Information about their professional backgrounds, qualifications, and other board memberships follows.

Director Nominations and Qualifications

Director Selection Process
The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In accordance with the Nominating and Corporate Governance Committee Charter, our Board Diversity Policy, and our Board of Directors Corporate Governance Charter, the Nominating and Corporate Governance Committee develops on an annual basis guidelines and criteria for the selection of candidates for directors of the Board.
The Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chairman of the Board and Chief Executive Officer as well as by stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for directorship to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual meeting of stockholders.
Board Membership Criteria
The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members, with the objective of having a Board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include integrity, high personal and professional ethics, financial literacy, sound business judgment, mature confidence and personal accountability, high performance standards, and the ability and willingness to commit sufficient time to the Board.
In evaluating the suitability of individual Board members, our Board considers many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In addition, no person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Nominating and Corporate Governance Committee has voted, on an annual basis, to waive or to continue to waive, the mandatory retirement age of such person as a director.
With respect to the current director nominees, the table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate him or her to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography below describes these qualifications and relevant experience in more detail.

Board Of Directors	3

Experience, Expertise or Attribute	Dunleavy	Fletcher	Green	Hoffmann	Kohane	Pulido	Roberts	Teuber
Technology	●	●	●		●	●	●	●
Healthcare	●			●	●	●
Leadership	●	●	●	●	●	●	●	●
Government and Regulatory	●				●
Financial		●	●			●	●	●
Public Company Board Service and Governance		●	●			●	●	●
Sales and Marketing	●			●		●	●	●
Research and Academic	●			●	●
Geographic, Gender, Age, Ethnic or Other Diversity		●		●

Director Candidates Submitted by Stockholders
The Nominating and Corporate Governance Committee does not solicit director nominations but will consider stockholder recommendations sent to the Chair of the Nominating and Corporate Governance Committee c/o Inovalon Holdings, Inc., 4321 Collington Road, Bowie, Maryland 20716. Any such recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Board. The stockholder must also provide such other information about the candidate that would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must also submit proof of the stockholder’s holding of Company stock.
Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.
Stockholders wishing to nominate directors directly for election to the Board must follow the procedures described in Article I, Section 1 of our bylaws, including (among other requirements) the giving of written notice of the nomination to our Secretary no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of the Board.

Board Of Directors	4

Our Director Nominees

Keith R. Dunleavy, M.D. Age 50 Director since 2006 Inovalon Committees • Security and Compliance	Other Public Company Directorships • None
Dr. Dunleavy has served as our Chief Executive Officer since his organization of our predecessor companies in 1998, as Chairman of the Board since the creation of the Board in 2006, and as President from our foundation until May of 2014. Dr. Dunleavy is responsible for the overall execution of our business plan, strategic relationships, and the identification and realization of our product strategy and vision. During his tenure building Inovalon, Dr. Dunleavy has worked extensively with a wide array and number of healthcare organizations, regulatory and oversight bodies, and technology companies examining the growing role of data within healthcare, and its ability to drive meaningful insight and improvement for its constituents. Dr. Dunleavy received a Bachelor’s degree in Biology modified with Engineering with High Honors from Dartmouth College, where his studies and work focused upon the neurosciences, computer sciences and engineering, and his honors thesis focused on the computer simulation of artificial human cerebellar functional units. He earned his doctorate in medicine from Harvard Medical School, completed his medical residency at The Johns Hopkins Hospital in Baltimore, Maryland, and practiced and was Board Certified in Internal Medicine. Dr. Dunleavy serves as a Director on the Dartmouth Medical School Board of Advisors.
We believe that Dr. Dunleavy’s knowledge of Inovalon and its business and his extensive experience in the technology and healthcare industries uniquely qualifies him to serve as the Chairman of the Board.

Denise K. Fletcher Age 71 Director since 2012 Inovalon Committees • Audit • Compensation • Nominating and Corporate Governance	Other Public Company Directorships • Unisys
Ms. Fletcher has served as a director of Inovalon since 2012. Ms. Fletcher is a former Executive Vice President, Finance of Vulcan Inc., an investment and project company organized by Microsoft co-founder Paul Allen, a position she held from 2005 to 2008. From 2004 to 2005, she served as Chief Financial Officer of DaVita, Inc., a provider of dialysis services in the United States. From 2000 to 2003, she was Executive Vice President and Chief Financial Officer of MasterCard International, an international payment solutions company. Before joining MasterCard, she served as Chief Financial Officer of Bowne Inc., a global document management and information services provider. Ms. Fletcher is a director of Unisys, a worldwide information technology company, a member of the supervisory board of Mazars Group, an international organization that specializes in audit, accounting, tax, legal, and advisory services, and a director of Enterra Holdings, Ltd., which through its subsidiary, Golder Associates, provides global ground engineering and environmental services. During 2004 and 2005, she served as a director of Sempra Energy and of Orbitz, Inc.
We believe Ms. Fletcher's significant achievements as a senior corporate financial and operating officer with a wide range of industry experiences, coupled with her service as a director for other public companies, qualifies her to serve as one of our directors and the chairperson of our Audit Committee. Ms. Fletcher graduated Phi Beta Kappa from Wellesley College and received her master's degree from Harvard University.

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William D. Green Age 66 Director since 2016 Inovalon Committees • Compensation • Nominating and Corporate Governance	Other Public Company Directorships • Dell Technologies, Inc. • S&P Global, Inc. • GTY Technology Holdings, Inc.
Mr. Green has served as a director of Inovalon since 2016. Mr. Green was previously a member of the board of directors of EMC Corporation from 2013 until September 2016, when EMC Corporation was acquired by Dell Technologies, Inc. Prior to joining the board of directors of EMC Corporation, Mr. Green served as the Chairman of the Board of Accenture plc, a global management consulting, technology services, and outsourcing company. Mr. Green joined Accenture plc in 1977 and became a partner in 1986, after which he went on to serve in multiple roles including chief operating officer and the chief executive of the resource operating group, and ultimately went on to serve as the company’s Chief Executive Officer from September 2004 through December 2010, and Chairman of the Board from 2006 to 2013.
Mr. Green is a member of the board of directors of Dell Technologies, Inc., S&P Global, Inc., and GTY Technology Holdings, Inc. Mr. Green holds an MBA degree and an Honorary Doctor of Laws from Babson College. He attended Dean College, where he is a member of the college’s Board of Trustees.
We believe that Mr. Green’s significant leadership, management and operating expertise; his understanding of the information technology industry, large-scale system outsourcing implementations and global organizational growth; his insight into the cloud computing technology marketplace; and his experience providing strategic direction to a large public technology company, qualify Mr. Green to serve as one of our directors.

André S. Hoffmann Age 61 Director since 2008 Inovalon Committees • None	Other Public Company Directorships • None
Mr. Hoffmann has served as a director of Inovalon since 2008. Since 2006, Mr. Hoffmann has served as the Vice Chairman of the Board of Roche Holding, Ltd., one of the world’s largest diversified healthcare companies focused on medical diagnostics and treatments, and has served as a board member since 1996. Mr. Hoffmann served as Non-Executive Vice Chairman of Givaudan SA, the world’s leading flavor and fragrance company, from 2008 to 2016, and as a non-executive member of the Board from 2000 to 2016. Since 1999, Mr. Hoffmann has also served as the Chairman and owner of Massellaz S.A., a research and advisory company, and, from 2005 to 2013, served as the Chairman and owner of Nemadi Advisors Ltd., a private equity advisory company. Mr. Hoffmann also serves as a director for Genentech Inc., one of the world’s largest biotechnology companies and a subsidiary of Roche, and Amazentis SA, a private therapeutics and diagnostics company.
We believe that Mr. Hoffmann’s experience as the Vice Chairman of one of the world’s largest diversified healthcare companies and his significant industry expertise qualify him to serve as one of our directors. Mr. Hoffmann studied economics at the University of St. Gallen and holds a Master of Business Administration from INSEAD.

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Isaac (Zak) S. Kohane, M.D., Ph.D. Age 59 Director since 2019 Inovalon Committees • Security and Compliance	Other Public Company Directorships • None
Dr. Kohane has served as a director of Inovalon since January 2019. Dr. Kohane is the inaugural Chair of the Department of Biomedical Informatics and the Marion V. Nelson Professor of Biomedical Informatics at Harvard Medical School, a position he has held since 2015. He served as co-author of the Institute of Medicine Report on Precision Medicine that has been the template for national efforts. He is an industry leader in the development and application of computational techniques to address disease at multiple scales, from whole healthcare systems as “living laboratories” to functional genomics. Dr. Kohane leads the Informatics for Integrating Biology and the Bedside (i2b2) project, a National Institute of Health (NIH)-funded National Center for Biomedical Computing (NCBC) initiative based in Boston, which is currently deployed internationally to more than 120 major academic health centers. Dr. Kohane also currently leads several NIH-funded projects including a Center of Excellence in Big Data to Knowledge.
Dr. Kohane received his International Baccalaureate from the International School of Geneva. He received a Bachelor of Science in Biology with a concentration in computer science with honors from Brown University, undertook pre-clinical studies at Boston University School of Medicine and undertook his doctoral work at Boston University in the Clinical Decision Making Group of Massachusetts Institute of Technology lab for Computer Science. He received his medical degree and doctorate from Boston University. Dr. Kohane performed his postdoctoral training at Children’s Hospital in Boston, MA. He holds or has held academic appointments at Harvard Medical School, Children’s Hospital Boston, the Dana-Farber Cancer Institute in Boston, and the Brigham and Women’s Hospital in Boston.

We believe Dr. Kohane's industry-leading vision and experience in the field of healthcare big data, machine learning, artificial intelligence, and computer-assisted medical decision making qualifies him to serve as one of our directors.

Mark A. Pulido Age 67 Director since 2018 Inovalon Committees • Security and Compliance	Other Public Company Directorships • None

Mr. Pulido has served as a director of Inovalon since April 2018. Prior to joining Inovalon's Board, Mr. Pulido served on the Board, from 2011, as Chairman of the Board, from 2014, and as CEO, from 2015, of ABILITY Network, a national leader in cloud-based solutions for the healthcare provider marketplace until Inovalon's acquisition of ABILITY Network in April 2018.
Prior to his role at ABILITY, Mr. Pulido focused on private equity and investing initiatives as an industry executive at Freeman Spogli & Company from 2004 to 2015. From 2000 to 2002, he served as the Chairman of BenefitPoint, Inc., a venture capital-backed employee benefits technology company, where he also served as its President and Chief Executive Officer. Prior to that, Mr. Pulido served as President and CEO of McKesson Corporation, a Fortune 15 healthcare services and information technology company, from 1996 to 1999; President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, USA (formerly Sandoz), a research-based pharmaceutical manufacturer, from 1994 to 1996; and Chairman, President and CEO of Red Line Healthcare Corporation, a specialty long-term care distribution and medical billing company, from 1990 to 1994. Mr. Pulido also previously served as Chairman of the Board of Directors of Quidel Corporation, a manufacturer of diagnostic testing solutions and as a board member of several healthcare and technology companies, including Sunrise Medical Inc., a medical equipment manufacturer; Smile Brands Group, a dental practice management company; Charles Schwab Corporation, a financial services company; and Imation Corporation, a technology company.
Mr. Pulido holds a Bachelor of Science degree in Pharmacy from the University of Arizona, College of Pharmacy, and a Masters of Science degree in Pharmacy Administration from the University of Minnesota. He was a National Trustee of Boys

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& Girls Clubs of America and is past President of the Board of Trustees, The Bishop’s School, La Jolla, CA, a leading independent school.
We believe Mr. Pulido's more than three decades of leadership experience and nationally recognized expertise in healthcare qualify him to serve as one of our directors.

Lee D. Roberts Age 67 Director since 2012 Inovalon Committees • Audit • Compensation	Other Public Company Directorships • QAD, Inc. • Unisys
Mr. Roberts has served as a director of Inovalon since 2012. Since 2008, Mr. Roberts has served as President and Chief Executive Officer of Bluewater Consulting, an information technology management consulting company. From 2006 to 2008, Mr. Roberts was the Vice President and General Manager, IBM Document & Content Management for IBM Corporation. In 2006, IBM acquired FileNET Corporation, where Mr. Roberts had served as President and Chief Executive Officer from 1997 through 1999, and as Chairman and Chief Executive Officer from 2000 until its acquisition in 2006. Mr. Roberts currently serves on the boards of QAD, Inc., a publicly-traded provider of enterprise resource planning and supply chain software, and Unisys, a worldwide information technology company. Mr. Roberts has also served on the boards of a number of other public and private companies, including, most recently, Varolii Corporation, a privately-held provider of on-demand communications software services.
We believe Mr. Roberts’ decades of leadership experience with technology companies and deep understanding of information technology, technology trends and customer requirements qualify him to serve as one of our directors. Mr. Roberts earned Bachelor’s degrees in Economics, Biology, and Chemistry at California State University, San Bernardino and his MBA degree with honors at the University of California, Riverside. He completed IBM’s Executive International Management Program in Belgium and Executive Management Development programs at Harvard University.

William J. Teuber, Jr. Age 68 Director since 2013 Inovalon Committees • Audit • Compensation • Nominating and Corporate Governance • Security and Compliance	Other Public Company Directorships • None
Mr. Teuber has served as a director of Inovalon since 2013. Mr. Teuber is the former Vice Chairman of EMC Corporation, where he held the role from May 2006 until September 2016, when EMC Corporation was acquired by Dell Technologies, Inc. As Vice Chairman of EMC Corporation, Mr. Teuber focused on strategy and business development in emerging markets, assisted with government relations and worked closely with the Board of Directors. From 2006 to 2012, he oversaw EMC Corporation’s global sales and distribution organization, responsible for driving EMC Corporation’s growth and market leadership worldwide. Before that, he was EMC Corporation’s Chief Financial Officer from 1996 to 2006, responsible for the global financial operations of EMC Corporation’s consolidated business worldwide, including financial planning and reporting, balance sheet management, foreign exchange, audit, tax, treasury, investment banking, governance and investor relations programs. Prior to joining EMC Corporation, Mr. Teuber was a partner in the Audit and Financial Advisory Services practice of Coopers & Lybrand LLP from 1998 to 1995.
Mr. Teuber previously served as a member of the board of directors of CRH, a global diversified building materials group based in Ireland from 2016 to 2019, and he also served as a member of the board of directors of Popular Inc., a diversified financial services company based in Puerto Rico that includes Banco Popular as a holding from 2004 to 2019, where he

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served as Lead Independent Director from 2011 to 2019. He currently serves as a Senior Operating Principal at Bridge Growth Partners, a private equity firm based in New York.
We believe that Mr. Teuber’s significant financial and accounting expertise, his extensive insight into the global big data and cloud computing technology marketplace, and his experience providing strategic direction to a large public technology company qualify Mr. Teuber to serve as one of our directors. Mr. Teuber holds an MBA degree from Babson College, a Master of Science in Taxation from Bentley College, and an A.B. degree from The College of the Holy Cross.
Meetings and Meeting Attendance

During 2019, the Board met four times, our Audit Committee met eight times, our Compensation Committee met four times, our Nominating and Corporate Governance Committee met four times, and our Security and Compliance Committee met four times. Other than Mr. Hoffmann who was on an approved leave of absence, all of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which he or she served during the last fiscal year during the period in which he or she served as a director. Directors are expected to attend our annual meeting of stockholders.

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Board Committees

The Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Security and Compliance Committee. Each of these committees has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by the Board.

Committees of the Board

Name	Audit	Compensation	Nominating and Corporate Governance	Security and Compliance
Keith R. Dunleavy, M.D.				Member
Denise K. Fletcher	Chair	Member	Member
William D. Green		Member	Chair
André S. Hoffmann
Isaac S. Kohane, M.D., Ph.D.				Member
Mark A. Pulido				Member
Lee D. Roberts	Member	Chair
William J. Teuber, Jr.	Member	Member	Member	Chair

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
The composition of our Audit Committee meets the requirements for independence under the current NASDAQ and SEC rules and regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In addition, the Board has determined that Ms. Fletcher, Mr. Teuber, and Mr. Roberts are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and the Board. Our Audit Committee is responsible for, among other things, oversight related to:
• our accounting and financial reporting processes;
• the integrity of our financial statements;
• our policies and procedures to fulfill our responsibilities regarding the fair and accurate presentation of our financial statements;
• the audit of our financial statements;
• major issues regarding accounting principles and financial statement presentations;
• our independent registered public accounting firm’s performance and qualifications; and
• the review of all related party transactions for potential conflict of interest situations on an ongoing basis and the approval of all such transactions.
The Audit Committee is also responsible for the appointment, compensation, retention, and oversight of the work of any accounting firm engaged (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of performing audit, review, or attestation services for the Company; for the review with our independent registered public accounting firm of any audit problems or difficulties and management’s response; and for

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assisting the Board in its oversight of our compliance with legal and regulatory requirements. Finally, the Audit Committee prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
Compensation Committee
The composition of our Compensation Committee meets the requirements of independence under NASDAQ Marketplace Rule 5605(a)(2). Our Compensation Committee is responsible for, among other things:
• approving and recommending to the Board for review and approval by a majority of the independent directors, the annual compensation of the CEO and other officers, including salary, bonus, equity compensation awards and other benefits, based on the evaluation of the performance of the CEO and other officers;
• determining the objectives of our officer compensation programs, identifying what the programs are designed to reward, and modifying (or recommending that the Board modify) the programs as necessary, consistent with such objectives and intended rewards;
• ensuring appropriate corporate performance objectives regarding compensation of our officers are set and determining the extent to which they are achieved and any related compensation earned;
• administering our incentive compensation plans and equity-based plans as in effect and as adopted from time to time by the Board;
• preparing a Compensation Committee report on executive compensation to be included in our annual proxy statement; and
• reviewing, approving, or recommending to the Board for approval any new equity compensation plan or any material change to an existing plan and conducting any valuations required under an equity compensation plan.
Nominating and Corporate Governance Committee
The composition of our Nominating and Corporate Governance Committee meets the requirements of independence under Nasdaq Marketplace Rule 5605(a)(2). Our Nominating and Corporate Governance Committee is responsible for, among other things:
• identifying and recommending candidates for membership on the Board;
• reviewing and recommending our corporate governance guidelines and policies;
• reviewing proposed waivers of the code of conduct for directors and executive officers;
• overseeing the process of evaluating the performance of the Board; and
• assisting the Board on corporate governance matters.
Security and Compliance Committee
Our Security and Compliance Committee is directly responsible for, among other things, oversight related to:
• our compliance with law, rules and regulations, including the health insurance portability and accountability act (“HIPAA”);
• our privacy and security programs, including:
◦the security and protection of protected health information (“PHI”);
◦physical security of our properties, including our datacenters; and
◦security of platform, network and big data systems and software;

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• the periodic review and assessment of the adequacy and functionality of our privacy and security programs;
• ensuring that our privacy and security programs are aligned with our and our clients’ business objectives and goals;
• our disaster recovery and business continuity plans; and
• in conjunction with the Board and our Chief Executive Officer, the roles and responsibilities of our Chief Product Officer, Chief Information Security Officer, Chief Compliance Officer, and Chief Privacy Officer.
Communicating with the Board
The Board provides a process for stockholders and all other interested parties to send communications to the Board. Any stockholder and all other interested parties who wish to communicate with the Board or any specific director, including the Chairman, may write to:
Inovalon Holdings, Inc.
Attention: Board of Directors
c/o Corporate Secretary
4321 Collington Road
Bowie, Maryland 20716

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. Instructions for making a report are also available at http://investors.inovalon.com.
Director Compensation

Fiscal Year 2019 Director Compensation
This table describes the cash and equity portions of the annual retainer paid to each non-employee director in fiscal year 2019. Dr. Dunleavy, who is our Chief Executive Officer, receives no compensation for his service as a director. The compensation received by Dr. Dunleavy as an employee is described in Part 5 – “Named Executive Officer Compensation – Summary Compensation Table.”

Name	Fees Earned or paid in cash(1) ($)	Equity awards(2) ($)	Total ($)
Denise K. Fletcher(3)	75,000	175,000	250,000
William D. Green(4)	75,000	175,000	250,000
André S. Hoffmann(5)	37,500	87,500	125,000
Mark Pulido(6)	75,000	175,000	250,000
Lee D. Roberts(7)	75,000	175,000	250,000
William J. Teuber, Jr.(8)	75,000	175,000	250,000
Isaac S. Kohane, M.D., Ph.D.(9)	75,000	350,000(10)	425,000
(1) Represents retainer for service as a director, which is paid in quarterly installments of $18,750.
(2) The valuation of equity awards is based on the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions used to calculate the fair value of equity awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. During 2019, each non-employee director, except for Mr. Hoffmann, received an equity award that had a value of approximately $175,000, calculated by dividing $175,000 by the closing price per share of our Class A common stock on the date of the grant. As discussed below, Mr. Hoffmann received 50% of this amount, reflecting his leave of absence in 2019. The Company granted Dr. Kohane’s equity award, which consisted of 12,307 restricted stock units ("RSUs"), on February 14, 2019, as part of his onboarding. The number of RSUs was calculated by dividing $175,000 by the closing price per share of our Class A common stock on the date of grant, which equaled $14.22 per share, for an aggregate grant date fair value of $175,005. On June 6, 2019, the Company granted each other non-employee director, with the exception of Mr. Hoffmann, 12,654 RSUs. Mr. Hoffmann was granted 6,327 RSUs, reflecting his leave of absence in 2019, as discussed below. The number of such RSUs was calculated by dividing $175,000, or in the case of Mr. Hoffmann, $87,500, by the closing price per share of our Class A common stock on the date of the grant, which equaled $13.83 per share, for an aggregate grant date fair value of $175,004, in the case of all directors with the exception of Mr. Hoffmann and an aggregate grant date fair value of $87,502, in the case of Mr. Hoffmann. All of the RSUs were granted pursuant to the Company's 2015 Amended & Restated Omnibus Incentive Plan, and fully vest upon the one-year anniversary of the grant date, subject to continued service as a director through the vesting date. Upon vesting, the Company will deliver shares of the Company’s Class A common stock to the director unless a deferral election has been timely made.
(3) As of December 31, 2019, Ms. Fletcher held a stock option to purchase 14,745 shares of our Class B common stock and 12,654 RSUs.
(4) As of December 31, 2019, Mr. Green held 12,654 RSUs.

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(5) As of December 31, 2019, Mr. Hoffmann held a stock option to purchase 14,745 shares of our Class B common stock and 6,327 RSUs. Approximately $5,625 of Mr. Hoffmann's cash compensation was withheld to satisfy tax laws related to Mr. Hoffmann's status as a resident of Switzerland.
(6) As of December 31, 2019, Mr. Pulido held 12,654 RSUs.
(7) As of December 31, 2019, Mr. Roberts held 12,654 RSUs.
(8) As of December 31, 2019, Mr. Teuber held a stock option to purchase 14,745 shares of our Class B common stock and 12,654 RSUs.
(9) As of December 31, 2019, Dr. Kohane held 24,961 RSUs.
(10) Dr. Kohane joined Inovalon’s Board on January 1, 2019. The annual equity grant for Board members traditionally does not occur until June of each year (for the subsequent twelve months) and out-of-cycle awards have not historically been made. Given the expected service and contribution to the Board by Dr. Kohane in advance of June, it was deemed advisable that Dr. Kohane was granted an initial full award for the period preceding June (without proration) as well as the ordinary annual amount granted in June for the subsequent twelve month period. As such, the amount awarded to Dr. Kohane in 2019 equated to two times the annual amount.

In 2019, each non-employee director, except for Mr. Hoffmann, received an annual cash retainer of $75,000 and an annual award of $175,000 payable in equity. As discussed below, Mr. Hoffmann received 50% of these amounts, reflecting his leave of absence in 2019. The annual award payable in equity is granted in the form of RSUs, which fully vest on the first anniversary of the grant date, subject to continued service as a director through the vesting date. Directors are permitted to elect to defer delivery of shares that would otherwise be issued when their RSUs vest. Directors are also entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees, and the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

On January 1, 2019, the Board adopted an amendment (the “Amendment”) to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective on that date, to add a new Section 5 to Article II of the Bylaws allowing the Board, by affirmative vote of a majority of the directors, to grant a leave of absence to a director for a specified period of time that shall not exceed one year, unless the leave of absence is renewed from time-to-time by the affirmative vote of a majority of the Board. The Amendment gives the Compensation Committee of the Board discretion to determine appropriate adjustments to compensation and stock awards with respect to any director granted a leave of absence. On January 1, 2019, the Board granted a leave of absence to Mr. Hoffmann from his duties as a director, effective as of such date for one year, as may be extended or shortened at Mr. Hoffmann’s request and the Board’s approval, pursuant to the Amendment (the “Sabbatical”). Mr. Hoffmann requested the Sabbatical for personal reasons.  In February 2019, the Compensation Committee approved a 50% reduction of Mr. Hoffmann's director compensation for the year ending December 31, 2019, including his annual cash retainer and equity award, to reflect the Sabbatical. As disclosed in the Company's Current Report on Form 8-K filed on December 2, 2019, effective December 1, 2019, Mr. Hoffmann returned from his Sabbatical and resumed his duties as a director.

Director Stock Ownership Guidelines – The Board has adopted stock ownership guidelines for the non-employee directors. Each non-employee director is required, within the later of (i) five years from his or her initial election or appointment to the Board or (ii) March 21, 2021, which is five years from the effective date of the stock ownership guidelines, to own an amount of the Company’s Class A common stock (or shares convertible into Class A common stock including the Company’s Class B common stock) having an aggregate value equal to at least five times the annual cash retainer component of the non-employee director’s compensation. Time-vested restricted stock and time-vested restricted stock units will be included when determining an individual’s stock ownership. Time-vested but unexercised stock options that are in-the-money will also be included when determining an individual’s stock ownership to the extent of their intrinsic value (i.e., the difference between the strike price and the current market price of the Company’s Class A common stock, multiplied by the number of vested stock options). Unvested restricted stock or restricted stock units, unvested options, and vested but unexercised options that are not in-the-money will not be counted toward meeting the stock ownership guidelines. Currently, we believe that all non-employee directors are on track to meet or have met the stock ownership guidelines within the required time periods.
Certain Relationships and Related Transactions

In addition to the executive officer and director compensation arrangements discussed elsewhere in this Proxy Statement, since January 1, 2019, there have not been any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

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Stockholders’ Agreement
We are a party to the Second Amended and Restated Stockholders Rights Agreement, dated September 15, 2014 (“Stockholders’ Agreement”), with the existing holders of our Class B common stock, including Keith R. Dunleavy, M.D., our CEO and Chairman, André S. Hoffmann, a member of the Board, Denise K. Fletcher, a member of the Board, and William J. Teuber, a member of the Board. In addition, any of our executive officers or directors who exercise options to purchase our Class B common stock will become a party to the Stockholders’ Agreement at such time. These stockholders are entitled to rights with respect to the registration of their shares for resale.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.
Equity Grants to Executive Officers and Directors
We have granted equity awards to our executive officers and directors, as more fully described in the sections of this Proxy Statement entitled “Named Executive Officer Compensation” and “Director Compensation,” respectively.
Review, Approval, or Ratification of Transactions with Related Parties
Our policy and the charters of our Audit Committee and our Nominating and Corporate Governance Committee require that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters) must be reviewed and approved or ratified by the Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the Nominating and Corporate Governance Committee.

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PART 3 – EXECUTIVE OFFICERS
Backgrounds

The following table provides information regarding our executive officers.

Name	Age	Position
Keith R. Dunleavy, M.D.	50	Chief Executive Officer and Chairman of the Board
Robert A. Wychulis	65	President
Jonathan R. Boldt, C.P.A.	35	Chief Financial Officer
Jason B. Capitel	48	Chief Operating Officer
Peter De Bock	57	Chief Administrative Officer
Set forth below is a description of the background of our executive officers, except Dr. Dunleavy. Dr. Dunleavy’s background is described above under Part 2 – “Board of Directors – Our Director Nominees.”
Robert A. Wychulis, President
Mr. Wychulis has served as our President since May 2014. In this role, Mr. Wychulis is responsible for the oversight of each of the business segment subsidiaries, the product groups of the Company, and the related support of industry insight, client engagement, and strategic relationships.
Prior to joining Inovalon, from 2008 to May 2014, Mr. Wychulis served as the President of the WellPoint New York government program health plan, HealthPlus, an Amerigroup company, where he was responsible for the management of the company’s product portfolio within the New York region. Prior to joining WellPoint/Amerigroup, from 2003 to 2008, Mr. Wychulis served as President and CEO of the Florida Association of Health Plans, where he grew the association from eight to 26 plans in four years. From 1995 to 2002, Mr. Wychulis served as President and CEO of HealthPlan Southeast, a North Florida managed care company comprised of state employee, commercial and Medicaid/CHP contracts.

Mr. Wychulis received his Bachelor of Political Science degree from the City College of New York and his Masters of Health Administration and Planning from the Wagner School of Public Administration at New York University.

Jonathan R. Boldt, C.P.A., Chief Financial Officer
Mr. Boldt has served as our Chief Financial Officer since January 14, 2019. Mr. Boldt previously served as the Company’s interim Chief Financial Officer and Vice President of Finance for corporate financial planning and analysis since March 16, 2018. As Chief Financial Officer, Mr. Boldt is responsible for the management, planning, implementation and execution of all financial activities, forecasting, reporting, audit, treasury, tax, and related compliance obligations of the Company.

Since joining the Company in 2012, Mr. Boldt has served in numerous expanding financial positions playing integral roles in the Company’s Initial Public Offering in 2015, and the acquisitions of Avalere Health, Inc. in 2015, Creehan Holding Co., Inc. in 2016, and ABILITY Network Inc. and its associated term loan financing facility in 2018. Prior to joining the Company in 2012, Mr. Boldt served in a number of escalating roles at Deloitte & Touche, LLP, ultimately holding the position of attestation manager for public and private, domestic and international clients in information technology, government contracting, professional services, and manufacturing industries at various growth stages and scale ranging from $200 million to $20 billion in annual revenue.

Mr. Boldt graduated magna cum laude from Loyola University in Maryland with a Bachelor's degree in accounting and a masters of business administration degree with an information technologies concentration. He serves on the Loyola University of Maryland Sellinger School of Business Joint Advisory Board. Mr. Boldt is an active certified public accountant in the State of Maryland, a status which he has held since 2008.

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Jason B. Capitel, Chief Operating Officer
Mr. Capitel has served as the Company's Chief Operating Officer since April 2018. Mr. Capitel was most recently the Company's Chief Revenue Officer, a position he held since January 2018. As Chief Operating Officer, Mr. Capitel is responsible for the full span of the client experience and client-facing operations, from sales and marketing, and solution fulfillment, to all aspects of client services and support. As such, he is responsible for identification, planning, implementation and execution of all sales and marketing for the Company and its affiliates, inclusive of sales, go-to-market strategies, channel relationships, strategic partnerships and alliances; all service and solution delivery and related operations for clients; and the support and achievement of client services and success.

Prior to joining Inovalon, Mr. Capitel served as the Chief Revenue Officer for SecureWorks, a global leader in the MSSP space and division of Dell Technologies, from January 2017 to October 2017.  Prior to this role, Mr. Capitel served in expanding sales and operations roles at EMC Corporation, a global leader in enabling business and service providers to transform their operations and deliver IT as a service, from 2003 through 2017, culminating in his serving as Chief Revenue Officer for EMC's Enterprise Content Division, where he was responsible for all global go-to-market and revenue generating activities. Prior to this, Mr. Capitel served as Chief Operating Officer for EMC’s EMEA division overseeing the operations of many EMC business units and functions in EMEA, including its RSA security division, the Information Intelligence Group, inside sales, marketing, channel, service provider, and alliance teams. During his tenure, the EMEA was the fastest growing theater in the world for EMC, registering its first $1 billion quarter and $5 billion year. Prior to his service as COO of the EMEA division, Mr. Capitel served as Divisional Vice President of Alliances & Vertices for the Americas at EMC where he oversaw the achievement of $3 billion in revenue responsibility. Prior to this role, Mr. Capitel served in a number of additional expanding roles within EMC. Prior to EMC, Mr. Capitel served in various roles at Parametric Technology Corp, Inktomi Corp., and Imagetic.

Mr. Capitel received his Bachelor’s of Science Degree from Southern Illinois University.
Peter De Bock, Chief Administrative Officer

Mr. De Bock joined Inovalon on February 13, 2019 as the Company's Chief Administrative Officer. As Chief Administrative Officer, Mr. De Bock is responsible for the management, planning, implementation and execution of all administrative departments and responsibilities of the Company, including those of the departments of finance, human resources, legal, facilities, procurement, security, and other such departments and responsibilities.

Prior to joining the Company, Mr. De Bock most recently served as the Chief Financial Planning Officer for CA Technologies, Inc., one of the world’s largest software companies with $4.2 billion in annual revenue, 11,000 employees, and operations in 48 countries prior to its acquisition by Broadcom in 2018. In this role, Mr. De Bock led global financial planning and analysis, development of long term planning and budgeting processes, analysis of financial and strategic operational results, and a wide number of administrative and transformation initiatives. Prior to this role, Mr. De Bock served in multiple roles at CA Technologies including CFO of Latin America and CFO of Europe, Middle East, and Africa, where, in addition to his financial responsibilities, he drove a wide array of administrative, strategic, and operational initiatives regarding performance improvement, reporting transparency, and process efficiency. Prior to serving in a CFO position, Mr. De Bock held various ascending roles overseeing responsibilities at multiple individual country-levels and multi-country regional-levels. Mr. De Bock began working at CA Technologies, Inc. in 1990. Preceding to his tenure at CA Technologies, Mr. De Bock held various roles at European Mergers & Acquisitions Corp, the Estee Lauder Companies, and Ernst & Young.

Mr. De Bock graduated from the University of Antwerp, Belgium with a Bachelor of science degree in business administration and economics.
Election of Officers

Our executive officers are elected by, and serve at the discretion of, the Board. There are no family relationships among any of our directors or executive officers.

Executive Officers	16

PART 4 – COMPENSATION DISCUSSION AND ANALYSIS
Overview

Our Compensation Discussion and Analysis describes our executive compensation program and the decisions in fiscal year 2019 regarding the compensation for:

•Keith R. Dunleavy, M.D., our Chief Executive Officer and Chairman of the Board;
•Robert A. Wychulis, our President;
•Jonathan R. Boldt, our Chief Financial Officer;
•Jason B. Capitel, our Chief Operating Officer; and
•Peter De Bock, our Chief Administrative Officer

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as the "Named Executive Officers" for 2019.

We believe our 2019 Named Executive Officer compensation demonstrates our commitment to aligning executive pay with Company performance as well as the longer-term goals of the Company. The Inovalon team achieved many positives in 2019, including strong advances in our platform capabilities, the reach of our connectivity, breadth of our datasets, performance of our salesforce and streamlining of our implementation capabilities, which, in addition to other contributing factors, resulted in our achievement of our original financial goals and expectations. We believe that our Named Executive Officers, individually and collectively with their business units, drove and supported initiatives leading to the foregoing positive achievements in 2019 and positive transformations for the Company believed to be key for performance in 2020 and beyond. As such, reflecting the fact that our overall 2019 results met our original goals, and positioned the Company for more positive forward performance, short-term cash bonus compensation awards for our Named Executive Officers were awarded at or above available target opportunity levels in 2019, and we continued to award a large portion of compensation in the form of long-term equity. We believe such 2019 compensation reflects strong Company performance levels for 2019, with equity awards providing opportunities for our Named Executive Officers to benefit from future successes in our business through the appreciation of the value of their long-term equity awards, increasing the alignment of our Named Executive Officers’ interests and contributions with the long-term interests of our stockholders.
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2019.
Advisory Votes on Compensation
At the 2019 Annual Meeting, we submitted a non-binding advisory proposal to our stockholders to vote to approve the compensation of the Named Executive Officers as disclosed in the proxy statement for the 2019 Annual Meeting.
Approximately 99% of the votes cast were cast in favor of the non-binding advisory vote to approve the compensation of the Named Executive Officers at the 2019 Annual Meeting. The Compensation Committee believes this indicates that our stockholders strongly support the philosophy, strategy, and objectives of our executive compensation programs. After considering this result and following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of the annual non-binding advisory votes to approve the compensation of the Named Executive Officers, in making future decisions affecting the compensation of the Named Executive Officers.
Executive Compensation Philosophy, Objectives and Design

Compensation Discussion & Analysis	17

Our compensation philosophy is to provide an executive compensation program that rewards our management team for meeting our long-term business strategy, while rewarding the individual contributions of the team members. Our executive compensation program is designed to achieve the following objectives:

•attract, motivate and retain employees at the executive level who contribute to our long-term success;

•provide compensation packages to our executives that are competitive, reward the achievement of our business objectives and effectively align their interests with those of our stockholders;
•increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company; and

•promote teamwork while also recognizing the individual role each executive officer plays in our success.

Our executive compensation program design uses a mix of compensation elements including base salary, cash bonuses, long-term equity incentive awards, and benefits to attract and maintain key personnel. In 2019, long-term equity incentive compensation took the form of restricted stock awards (“RSAs”) and long-term equity incentive performance awards (“LTI Awards”).

In 2019, each of our Named Executive Officers (other than Dr. Dunleavy and Mr. Capitel, discussed below) was provided with a total target incentive compensation amount determined as a percentage of such Named Executive Officer’s base salary (“Total Target”) and based on individual and corporate performance and job level. Such Total Targets are comprised of the cash bonus opportunity, the RSA opportunity, and the LTI Award opportunity, each of which makes up a percentage of the Total Target. For Mr. Wychulis, the Total Target opportunity was 375% of his base salary, comprised of 75% cash bonus opportunity, 150% RSA opportunity, and 150% LTI Award opportunity. For Mr. Boldt and Mr. De Bock, the Total Target opportunity was 230% of their base salary, comprised of 70% cash bonus opportunity, 110% RSA opportunity, and 50% LTI Award opportunity. For Mr. Capitel, his initial Total Target opportunity was 200% of his base salary, or $900,000, comprised of $450,000 in a cash bonus opportunity and $450,000 in an RSA opportunity, with the foregoing components predicated on the Company achieving certain revenue growth goals in 2019 (with availability for incrementally increased cash bonus and RSA opportunities in $250,000 increments if higher revenue growth goals year-over-year were achieved).

As set forth in the chart below, and discussed in greater detail in the section entitled “Executive Compensation Program Elements,” we believe that our Named Executive Officers’ compensation for fiscal year 2019 reflects individual achievement of goals, objectives and accomplishments of each Named Executive Officer in 2019 as well as overall Company financial performance.

Named Executive Officer	2019 Base Salary ($)	2019 Total Target Incentive Opportunity (% of Base Salary)	2019 Total Target Incentive Opportunity ($)	2019 Actual Total Target Incentive Payout (% of Base Salary)(3)	2019 Actual Total Target Incentive Payout ($)(3) (%)(4)
Keith R. Dunleavy, M.D.(1)	205,000	—	—	—	—	—
Robert A. Wychulis	485,000	375%	1,818,750	375%	1,818,750	100%
Jonathan R. Boldt(2)	325,000	230%	747,500	280%	912,661	122%
Jason B. Capitel(5)	450,000	200%	900,000	200%	1,700,000	188%
Peter De Bock	425,000	230%	977,500	180%	768,547	79%
_________________________________________________________________________________________________________________________________________________________________________________________________
(1)Dr. Dunleavy is, by choice, not eligible for any incentive compensation.
(2)Mr. Boldt was promoted to Chief Financial Officer on January 14, 2019. In connection with his promotion, Mr. Boldt’s Employment Agreement was amended to provide for an increase of his annual compensation by $85,000 to $325,000 per year, and he became eligible for an annual performance-based incentive bonus opportunity of up to 230% of his base salary in a combination of cash and equity in 2019.
(3)Comprised of cash bonus, value of RSA and value of LTI Award received in February 2020 for performance in 2019, each as discussed in further detail below.
(4)Represents percentage of achievement of Total Target incentive opportunity.
(5)Mr. Capitel's Total Target Incentive Opportunity increased in $250,000 cash and equity bonus increments if higher revenue growth goals were achieved.

Compensation Discussion & Analysis	18

Actual payouts of the Total Targets for each Named Executive Officer (other than Dr. Dunleavy, who by choice is not eligible for incentive compensation) are recommended by the Chief Executive Officer, with consultation and approval by the Compensation Committee, and payment is dependent upon: (i) the Company’s performance (success, profitability, and other metrics) and funding of any bonus pools within the ranges approved by the Board; (ii) performance of the departments and personnel that the executive officer is responsible for supervising, in accordance with the budget, metrics and strategic objectives that may be established by the Board from time to time; and (iii) the executive officer’s individual performance. As with all executive compensation, determination of Total Target opportunity and actual payouts thereon are subject to modification by the Compensation Committee as determined appropriate each year in connection with the Compensation Committee’s duties to review executive compensation. Further, the Compensation Committee continuously looks at the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.
As noted above, a significant portion of the compensation opportunity for our Named Executive Officers is weighted towards equity (in the form of RSAs and LTI Awards), as opposed to fixed value compensation (in the form of cash bonuses). Our Compensation Committee believes that making equity awards a key component of executive compensation focuses our leadership team on the achievement of our long-term strategic and financial goals, thereby aligning their interests with those of our stockholders.
As noted in the chart above, in light of the Company's financial performance in 2019 and individual performance and contributions, each of Messrs. Capitel, Boldt and Wychulis received at or above 100% of their Total Target Incentive Opportunity.
We evaluate our compensation philosophy and compensation programs as circumstances require, and at a minimum, we review our executive compensation annually. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive to attract and retain talent, that we meet our retention objectives, and that our cost of replacement for a key employee is reasonable.
Compensation Setting Process
The compensation of our Named Executive Officers is approved and recommended to the Board for approval annually by our Compensation Committee. Our Chief Executive Officer typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our Chief Executive Officer bases his recommendations in part upon his review of the performance of our executive officers. Our Compensation Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to executives. Our Compensation Committee reviews the performance of our Chief Executive Officer and meets in executive session without him to evaluate his performance and determine his compensation. In addition, Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members and our Chief Executive Officer, but also our Chief Financial Officer.
Compensation Consultant
To support the Compensation Committee in fulfilling its duties, from time to time, the Compensation Committee has retained an external compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”), to assist with its design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Compensation Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to the Compensation Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention.

During fiscal year 2019, the Compensation Committee did not retain an executive compensation consultant to provide executive and director compensation consulting services or to provide recommendations for compensation as it relied on the services and advice Pearl Meyer provided in 2018. During fiscal year 2018, Pearl Meyer did not provide any additional services to the Company or the Company’s affiliates other than the compensation consulting services described herein.

In previously electing to engage Pearl Meyer, the Compensation Committee took into consideration all factors relevant to Pearl Meyer’s independence from the Company’s management, including those set forth in SEC and NASDAQ rules, and concluded that no conflict of interest existed that would prevent Pearl Meyer from independently advising the Compensation Committee.

Compensation Discussion & Analysis	19

Peer Group
The Compensation Committee previously consulted market data to better inform its determination of the key elements of our compensation program in order to develop a compensation program that the Compensation Committee believes enables Inovalon to compete effectively for new employees and retain existing employees. In general, this market data consists of compensation information from both broad-based third-party compensation surveys and peer groups.
The Compensation Committee, based on prior recommendations of Pearl Meyer, determined to use the following peer group in its review and determination of compensation of our Named Executive Officers for fiscal years 2018 and 2019:

The Advisory Board Company	CoStar Group, Inc.	Paycom Software, Inc.
Aspen Technology, Inc.	Cotiviti Holdings, Inc.	Quality Systems, Inc.
athenahealth, Inc.	Ellie Mae, Inc.	Tableau Software, Inc.
Blackbaud, Inc.	HMS Holdings Corp.	The Ultimate Software Group, Inc.
BroadSoft, Inc.	Medidata Solutions, Inc.	Veeva Systems Inc.
Benefitfocus, Inc.	MicroStrategy Incorporated
Because publicly-filed compensation data is generally limited to those of a company’s chief executive officer, chief financial officer and three most highly paid executive officers (other than the chief executive officer and the chief financial officer), the Compensation Committee also utilized other market data from Pearl Meyer, including third-party compensation surveys, in determining the compensation for our Named Executive Officers.

The Compensation Committee selected the companies in our peer group and utilized data from third-party compensation surveys because it believes that these companies compete with us for executive talent and were similar to us in revenue growth rate, market capitalization, industry, and size. The Compensation Committee also determined that the companies in the peer group generally have executive officer positions that are comparable to ours in terms of breadth, complexity and scope of responsibilities. While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our employment market.

The Compensation Committee reviews the peer group periodically and removes companies that it no longer believes are comparable, and to the extent applicable, adds new comparable companies that have disclosed public information for which the Compensation Committee can compare, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers. To that end, the peer group identified in 2017 added Broadsoft, Inc., Cotiviti Holdings, Inc., Ellie Mae, Inc., Microstrategy Incorporated, and Paycom Software, Inc., while removing NetSuite, Inc., Splunk, Inc., and Tyler Technologies, Inc. as compared to the peer group identified in 2015.

Our Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies. Rather, our Compensation Committee considers comparator compensation data as one factor in making its compensation decisions, understanding that such data cannot be applied formulaically. Other factors include Inovalon’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions to ensure that no individual element of total compensation was below a level that, in the determination of the Compensation Committee, would prevent the Company from effectively competing for talent. We believe that this approach gives the Company the flexibility to make compensation decisions based upon all of the facts and circumstances.
CEO Compensation
As set forth in the Summary Compensation Table that follows, in 2019, Dr. Dunleavy’s compensation was comprised solely of his (i) base salary, (ii) matching contributions under Inovalon’s 401(k) plan, and (iii) premium payments for life insurance, with elements (ii) and (iii) being available to Dr. Dunleavy on the same basis as the benefits provided to all employees. By choice, Dr. Dunleavy does not participate in the Company’s equity compensation programs and he is not eligible for a cash bonus. The Compensation Committee and the independent members of the Board approve the compensation of Dr.

Compensation Discussion & Analysis	20

Dunleavy. The Company believes that the compensation of Dr. Dunleavy is significantly below competitive levels for the Company’s size and industry. As the founder of Inovalon and its leader since formation, Dr. Dunleavy is focused on building long-term success, and as a significant stockholder in the Company, his personal wealth is tied directly to sustained increases in the Company’s value. Accordingly, we believe that Dr. Dunleavy’s significant equity ownership provides him sufficient motivation to perform his duties as CEO and Chairman of the Board.

CEO Pay Ratio
Dr. Dunleavy, our CEO, had 2019 annual total compensation of $210,551 as reflected in the Summary Compensation Table below. Our median employee’s annual total compensation for 2019 was $67,827. The resulting ratio of our CEO's pay to the pay of our median employee for fiscal year 2019 was 3.1 to 1.

We identified the "median employee" in accordance with Item 402(u) of Regulation S-K by examining the 2019 gross earnings for all individuals (whether employed full-time, part-time, or on a seasonal basis), including base pay, overtime, bonus payout, and equity awards, as derived from our payroll and tax records, excluding our CEO, who were employed by us on December 31, 2019. For such employees identified, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2019. After identifying the median employee, as required by SEC rules, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table below. The Company believes that the pay ratio included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
Executive Compensation Program Elements

Base Salaries
We provide a base salary as a fixed source of compensation for our Named Executive Officers, allowing them a degree of certainty relative to the significant portion of their compensation based on equity awards with values that are generally tied to stock price. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
Initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, our Compensation Committee generally reviews, and adjusts as necessary, base salaries for each of our Named Executive Officers, at a minimum annually. Our Compensation Committee does not apply specific formulas in setting base salary levels or determining adjustments from year to year; however, our Compensation Committee targets paying each of our Named Executive Officers base salaries believed to be applicably competitive, generally in the upper 50% of our peer group, if such information is available, as the Compensation Committee believes such compensation level is generally required to retain our existing Named Executive Officers and to hire new executive officers when and as required.
Additionally, in setting base salary levels, our Compensation Committee may consider a range of factors, including:
•the individual’s anticipated responsibilities and experience, and cash compensation for similarly-situated executives at our peer group companies,
•our Compensation Committee members’ experience and knowledge in compensating similarly-situated individuals at other companies,
•the value of the Named Executive Officer’s existing equity awards, and
•a general sense of internal pay equity among our Named Executive Officers.

The base salary of Mr. Boldt was increased in connection with his promotion to Chief Financial Officer in January 2019 by $85,000 to $325,000.

Compensation Discussion & Analysis	21

Named Executive Officer	Base Salary in 2019 ($)	Base Salary in 2020 ($)
Keith R. Dunleavy, M.D.	205,000	205,000
Robert A. Wychulis	485,000	485,000
Jonathan R. Boldt	325,000	325,000
Jason B. Capitel	450,000	450,000
Peter De Bock	425,000	425,000
Cash Bonus
To maintain a competitive compensation program, in addition to base salaries, we also provide cash compensation in the form of cash bonuses. Our Named Executive Officers are eligible to receive a target cash bonus equal to a percentage of their base salary based on, among other factors, achievement of corporate financial goals and operational objectives and subject to the discretion of the Compensation Committee. The Compensation Committee believes that the use of performance-based cash bonuses helps motivate our employees, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals.
The Compensation Committee considers multiple factors in making its determination or recommendation as to cash bonus potentials and payouts, including individual performance, the recommendations of our CEO for all Named Executive Officers other than the CEO, and any compensation consultant’s benchmarking report regarding cash bonus potential and total compensation awarded by our peer group, as applicable in any given year. Cash bonuses, as approved by the Compensation Committee, are traditionally awarded in the first quarter for performance in the preceding year.
Based on overall Company performance, performance of the business unit each Named Executive Officer leads, and individual achievement of professional development goals, objectives and accomplishments of each Named Executive Officer in 2019, as evaluated by the CEO and presented to the Compensation Committee and the Board, annual cash bonuses were paid out in March 2020 for performance in fiscal year 2019 as noted in the table below:

Named Executive Officer	2019 Cash Bonus Target (% of Base Salary)	2019 Cash Bonus Target ($)	2019 Actual Cash Bonus Payout ($)	2019Actual Bonus Payout (% of Base Salary)
Keith R. Dunleavy, M.D.	—	—	—	—
Robert A. Wychulis	75%	363,750	363,750	75%
Jonathan R. Boldt	70%	227,500	340,661	104%
Jason A. Capitel	100%	450,000	950,000	211%
Peter De Bock	70%	297,500	229,647	54%
_________________________________________________________________________________________________________________________________________________________________________________________________

For 2019, each of Messrs. Wychulis, Capitel and Boldt were awarded cash bonuses at or in excess of their target percentage of base salary. To reflect an appreciation for Mr. Boldt's and Mr. Capitel's significant contributions to Inovalon's success in 2019, the Compensation Committee, upon the recommendation of the CEO, awarded incremental additional cash bonus awards of $100,000 and $200,000 to each of Mr. Boldt and Mr. Capitel, respectively, which were in excess of original target incentive amounts. These additional cash bonus awards are reflected in the 2019 Cash Bonus Payout amounts in the table above.
Long-Term Equity Incentive Awards
RSAs
We believe that providing long-term incentives in the form of equity awards encourages our Named Executive Officers to take a long-term outlook and provides our Named Executive Officers with an incentive to manage our Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our Named Executive Officers to benefit from future successes in our business through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align our Named Executive Officers’ interests and contributions with

Compensation Discussion & Analysis	22

the long-term interests of our stockholders. In addition, the Compensation Committee believes that offering meaningful equity ownership in our Company assists us in retaining our Named Executive Officers and other key employees.
Generally, our executive officers are granted equity awards at the time of hire, in the form of RSAs, the size and form of which are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level. The RSAs granted to our executive officers upon hire generally vest 20% per year over a five-year period, subject to an executive officer’s continued provision of services to the Company through each applicable vesting date.
As noted above, RSAs are awarded to our Named Executive Officers as part of their annual performance evaluation as one component of their Total Target payouts. The Compensation Committee believes that, since the Company’s annual RSAs require an executive officer’s continued provision of services to the Company through each applicable vesting date, the annual RSAs serve as effective retention tools. The annual RSAs generally vest in accordance with the same five-year vesting schedule as the RSAs granted to our executive officers upon hire.
Based on overall Company performance, performance of the business unit each Named Executive Officer leads, and individual achievement of professional development goals, objectives and accomplishments of each Named Executive Officer in 2019, as evaluated by the CEO and presented to the Compensation Committee and the Board, the following RSAs were granted to our Named Executive Officers in February 2020 for performance in fiscal year 2019:

Named Executive Officer	2019 Target RSA (% of Base Salary)	2019 Target RSA ($)	2019 Actual RSA Granted ($)	2019 Actual RSA Granted (% of Base Salary)
Keith R. Dunleavy, M.D.	—	—	—	—
Robert A. Wychulis	150%	727,500	727,500	150%
Jonathan R. Boldt	110%	357,500	393,250	121%
Jason B. Capitel	100%	450,000	750,000	167%
Peter De Bock	110%	467,500	370,494	87%
_________________________________________________________________________________________________________________________________________________________________________________________________

For 2019, Mr. Boldt and Mr. Capitel were awarded RSAs in excess of their target percentage of base salary for their extraordinary efforts and the instrumental role each played in driving forward achievement of the Company's long-term financial, business and operational goals.

LTI Awards
LTI Awards are comprised of two components: (1) 50% of an LTI Award vests in the event that an employee is still employed by the Company five years following the grant date; and (2) 50% of an LTI Award is contingent upon achieving three-year performance goals and remaining employed through the fifth anniversary of the grant date. If the performance goals are met, the LTI Award holder “earns” the performance-based aspect of the LTI Award, but the award remains subject to the service-based cliff vesting condition until the fifth anniversary of the grant date. LTI Awards are granted in the form of RSAs.
Specifically, as to the performance-based aspect of the LTI Awards, 25% is dependent on achieving a revenue goal implicated by the Company’s three-year projection, and 25% is dependent on achieving an EBITDA goal implicated by the three-year projection. The Compensation Committee has authority to interpret or apply certain revenue and EBITDA goal adjustments as may be necessary each year to offset for or against various matters that would be outside of the spirit of the LTI Award. The Compensation Committee believes that providing a percentage of long-term equity compensation that is at risk based on pre-determined performance criteria better aligns executive officer compensation to stockholder interests and the long-terms goals of the Company.
Based on overall Company performance, performance of the business unit each Named Executive Officer leads, and individual achievement of professional development goals, objectives and accomplishments of each Named Executive Officer in 2019, as evaluated by the CEO and presented to the Compensation Committee and the Board, the following LTI Awards were granted to our Named Executive Officers in February 2020 for performance in fiscal year 2019:

Compensation Discussion & Analysis	23

Named Executive Officer	2019 Target LTI Award (% of Base Salary)	2019 Target LTI Award ($)	2019 Actual LTI Award Granted ($)	2019 Actual LTI Award Granted (% of Base Salary)
Keith R. Dunleavy, M.D.	—	—	—	—
Robert A. Wychulis	150%	727,500	727,500	150%
Jonathan R. Boldt	50%	162,500	178,500	55%
Jason A. Capitel(1)	—	—	—	—
Peter De Bock	50%	212,500	168,406	40%
_________________________________________________________________________________________________________________________________________________________________________________________________
(1)Mr. Capitel's compensation structure as outlined in his Employment Agreement does not contemplate the awarding of LTI Awards; as such, he did not receive any LTI Awards for 2019.

For 2019, Mr. Boldt received LTI Awards in excess of his target percentage of base salary for his extraordinary efforts and the instrumental role in driving forward achievement of the Company's long-term financial, business and operational goals.

Employee Stock Purchase Plan
Participation in the 2015 Employee Stock Purchase Plan (“ESPP”) is available to all Named Executive Officers on the same basis as our other employees. However, any Named Executive Officers who are 5% stockholders, or would become 5% stockholders as a result of their participation in the ESPP, are ineligible to participate in the ESPP. As a result, Dr. Dunleavy is ineligible to participate in the ESPP. Under the ESPP, eligible employees can purchase shares of our Class A common stock through payroll deductions at a discounted price. The ESPP provides for six-month offer periods. At the end of each offer period, employees are able to purchase shares at 85% of the fair market value of our Class A common stock on the purchase date. We believe that offering the ESPP aligns the interests of our broad employee base, including our Named Executive Officers, with the Company’s long-term objectives, because this discounted purchase price incentivizes our employees to acquire shares of our Class A common stock.
Change in Control Payments
On May 19, 2016, our Board adopted and approved an Executive Change in Control Severance Plan (the “CIC Plan”). The CIC Plan applies to each member of the Company’s (a) executive leadership team, including each of the Named Executive Officers, (b) full-time employees of the Company at the level of associate vice president and above, and (c) other employees designated from time to time by the Board or a committee thereof designated by the Board (each a “Participant”).
The CIC Plan provides for severance benefits in the event of a qualifying termination (as defined in the CIC Plan) of a Participant’s employment (a) by the Company without cause (as defined in the CIC Plan) within 60 days in advance of or within 24 months following a change in control (as defined in the Company’s 2015 Omnibus Incentive Plan and as limited by the CIC Plan) or (b) by the Participant for good reason (as defined in the CIC Plan) within 24 months following a change in control. Accordingly, the CIC Plan has a “double-trigger” before any payouts are made.
Under the terms of the CIC Plan, subject to the execution and effectiveness of a release of claims against the Company, following a qualifying termination, the Company will provide a Participant a cash payment in an amount equal to the product of the Participant’s applicable severance multiplier (as set forth in the CIC Plan) times the Participant’s base salary in effect on the date of the qualifying termination or, if greater, in effect on the date of the change in control. Participants are each assigned applicable severance multipliers based on their level of employment. As set forth in the CIC Plan, the applicable severance multiplier for all members of the executive leadership team, including each of our Named Executive Officers, is 1.50x. In addition, upon a qualifying termination, a Participant’s unvested time and performance-based equity awards become fully vested.
The CIC Plan does not obligate the Company to provide for a gross-up payment to any Participant to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code (the "Code").
For a quantification of the change in control arrangements of our Named Executive Officers, please see the discussion under Part 6, “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control.”
Welfare and Other Benefits

Compensation Discussion & Analysis	24

We have established a tax-qualified Section 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, employees may elect to defer their eligible compensation up to the statutory limit and contribute to the plan. Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits. We also do not maintain any nonqualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We generally do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Other Compensation Policies

Executive Officer Stock Ownership Guidelines
To further align the long-term interests of our executives and our stockholders, the Board has adopted stock ownership guidelines for our executive officers. Each executive officer of the Company, including our Named Executive Officers, is required, upon the later of (i) five years following his or her date of hire or promotion or (ii) five years from March 21, 2016, the effective date of the stock ownership guidelines, to own an amount of the Company’s Class A common stock (or shares convertible into Class A common stock including the Company’s Class B common stock) having an aggregate value at least equal to:

• CEO – Five times the annual base salary
• All others – Two times the annual base salary

Time-vested restricted stock and time-vested restricted stock units will be included when determining an individual’s stock ownership. Time-vested but unexercised stock options that are in-the-money will also be included when determining an individual’s stock ownership to the extent of their intrinsic value (the difference between the strike price and the current market price of the Company’s Class A common stock, multiplied by the number of vested stock options).

Failure to meet or show sustained progress toward meeting the ownership requirements set forth in the stock ownership guidelines may result in a reduction in future long term incentive grants and/or the requirement to retain all stock obtained through the vesting or exercise of equity grants. Currently, we believe that all Named Executive Officers are on track to meet or have met the stock ownership guidelines within the required time periods.
Policy Regarding the Pricing and Timing of Equity Awards

In 2019, all equity awards to our employees, including our Named Executive Officers, and to our directors were granted at the closing price of our stock on NASDAQ on the date of grant and reflected in our consolidated financial statements, based

Compensation Discussion & Analysis	25

upon the applicable accounting guidance, based on such price. We have not adopted a policy or practice pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information. We do not currently have any plans to implement such a policy or practice.
Insider Trading Policy and Rule 10b5-1 Sales Plans
We have an insider trading policy that prohibits our officers, directors and certain other persons from engaging in, among other activities, short sales, hedging of stock ownership positions, using our securities as collateral in a margin account, the pledging of our securities as collateral for loans, and transactions involving derivative securities relating to the Company’s common stock. Our insider trading policy permits our officers, directors and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.
Tax Considerations
Section 162(m) of the Code limits the amount that a company may deduct for compensation paid to specified executive officers. Although the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation may not be fully tax-deductible.
Clawback Policy
In November 2019, the Company's Compensation Committee recommended and the Board of Directors adopted the Inovalon Holdings, Inc. Policy for Recoupment of Compensation (the "Clawback Policy"). The Clawback Policy is designed to ensure that compensation paid to covered employees ("Affected Officers") is appropriately adjusted and/or recovered in the event that actions taken or decisions made by the Affected Officer in circumstances constituting illegal or intentionally wrongful conduct, gross negligence and/or a material violation of Company policy results in significant financial loss, reputational damage or similar adverse impact to the Company ("Misconduct"). If the Board determines that an Affected Officer has engaged in Misconduct, the Company may seek to recover from the Affected Officer up to the full amount of any compensation received by the Affected Officer after the date the Board determines the Misconduct occurred.
Risks Related to Compensation Policies and Practices

As part of its oversight function, our Board, and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Named Executive Officer Compensation	26

PART 5 – NAMED EXECUTIVE OFFICER COMPENSATION
Fiscal Year 2019 Compensation Tables

Summary Compensation Table – 2019
The following table sets forth a summary of all compensation that was awarded to, earned by or paid to, as applicable, each of our Named Executive Officers for the years ended December 31, 2019, 2018 and 2017.

Name And Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)
Keith R. Dunleavy, M.D.	2019	205,000	—	—	—	5,551	210,551
Chief Executive Officer	2018	205,000	—	—	—	5,325	210,325
	2017	205,000	—	—	—	5,269	210,269
Robert A. Wychulis(4)	2019	485,000	363,750	400,018	—	10,061	1,258,829
President	2018	485,000	100,000	960,305	—	12,184	1,557,489
	2017	425,000	212,660	4,960,015	—	12,184	5,609,859
Jonathan R. Boldt(5)	2019	325,000	340,661	2,178,607	—	11,405	2,855,673
Chief Financial Officer	2018	240,000	40,000	670,773	—	10,873	961,556
Jason Capitel(6)	2019	450,000	950,000	500,004	—	49,346	1,949,350
Chief Operating Officer	2018	402,308	210,000	7,000,018	—	52,695	7,665,021
Peter De Bock(7)	2019	425,000	229,647	2,100,009	—	112,073	2,866,729
Chief Administrative
Officer
_________________________________________________________________________________________________________________________________________________________________________________________________
(1) The amounts reported in the “Bonus” column represent the cash portion of the discretionary bonus awarded to the Named Executive Officers (other than Dr. Dunleavy) by our Compensation Committee in February 2020 for service in 2019, in March 2019 for service in 2018, and in March 2018 for service in 2017, respectively.
(2) The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards granted to our Named Executive Officers in the respective fiscal years.  The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the fair value of stock awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(3) With respect to 2019, for Dr. Dunleavy and Messrs. Wychulis and Boldt, such amounts represent matching contributions under our 401(k) plan and premium payments for life insurance; for Mr. Capitel, such amounts represent matching contributions under our 401(k) plan and premium payments for life insurance, and $40,025 for commuting and lodging expenses received in connection with a partial remote working arrangement with the Company; for Mr. De Bock, such amounts represent matching contributions under our 401(k) plan and premium payments for life insurance, and $100,000 as a relocation bonus.
(4) Mr. Wychulis' base salary was increased in November 2017 to $485,000 for 2018.
(5) Mr. Boldt was promoted to Chief Financial Officer in January 2019 and his salary was increased to $325,000 per year. Mr. Boldt was an employee of the Company, but not a named executive officer, in 2017.
(6) Mr. Capitel joined the Company as Chief Revenue Officer in January 2018 and was promoted to Chief Operating Officer in April 2018. In connection with his promotion, his base salary was increased from $400,000 to $450,000.
(7) Mr. De Bock joined the Company as Chief Administrative Officer effective February 13, 2019.
Grants of Plan-Based Awards in 2019
The following table sets forth information regarding grants of awards made to our Named Executive Officers during fiscal year 2019.

Named Executive Officer Compensation	27

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Keith R. Dunleavy, M.D.	—	—	—	—	—
Robert A. Wychulis	3/15/2019	15,937(2)	—	—	200,009
	3/15/2019	15,937(3)	—	—	200,009
Jonathan R. Boldt	2/14/2019	105,486(2)	—	—	1,500,010
	3/15/2019	11,953(3)	—	—	150,010
	3/15/2019	2,277(4)	—	—	28,576
	6/6/2019	36,154(5)			500,009
Jason B. Capitel	3/15/2019	241,936(5)	—	—	500,004
Peter De Bock	2/14/2019	147,680(6)	—	—	2,100,009
_________________________________________________________________________________________________________________________________________________________________________________________________

(1)Represents the grant date fair value of each award based upon the following per share grant date fair values: $14.22 for the grants on February 14, 2019; $12.55 for the grants on March 15, 2019; and $13.83 for the grant on June 6, 2019.
(2)Consists of shares of RSAs granted in March 2019 in connection with 2018 bonus compensation. The RSAs vest 20% on each of the first five anniversaries of the date of grant.
(3)Consists of LTI Awards granted in March 2019 as part of the discretionary bonus for service in 2018. The LTI Awards cliff vest 100% on the fifth anniversary of the grant date if certain service and performance goals are met.
(4)Consists of RSAs granted to Mr. Boldt in connection with his promotion to Chief Financial Officer. The RSAs vest 20% on each of the first five anniversaries of the date of grant.
(5)Consists of RSAs granted to Mr. Boldt as a special recognition award which vests 20% on each of the first five anniversaries of the date of grant, subject to the satisfaction of annual organic growth and profitability performance criteria.
(6)Consists of RSAs granted to Mr. De Bock in connection with his commencement of employment with the Company. The RSAs vest 20% on each of the first five anniversaries of the date of grant.

Named Executive Officer Compensation	28

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize, for each of the Named Executive Officers, the outstanding equity awards held as of December 31, 2019.

Name	Option Awards
	Option Grant Date	Number Of Securities Underlying Unexercised Options Exercisable (#)	Number Of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date
Keith R. Dunleavy, M.D.	—	—	—	—	—
Robert A. Wychulis	8/15/2014	84,752	—	7.89	8/14/2024
Jonathan R. Boldt	—	—	—	—	—
Jason A. Capitel	—	—	—	—	—
Peter De Bock	—	—	—	—	—

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units ($)(1)
Keith R. Dunleavy, M.D.	—	—	—	—
Robert A. Wychulis	130,939	2,464,271	37,535	706,408
Jonathan R. Boldt	202,478	3,810,635	40,722	766,388
Jason B. Capitel	308,506	5,806,082	207,972	3,914,033
Peter De Bock	147,680	2,799,337	—	—

(1)Based on the fair market value of $18.82 on December 31, 2019.
Option Exercises and Stock Vested in 2019
The following table sets forth the number of shares of common stock acquired during 2019 by our Named Executive Officers upon the exercise of stock options, and the vesting of RSAs, and the value realized upon such exercise or vesting. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Keith R. Dunleavy, M.D.	—	—	—	—
Robert A. Wychulis	25,354	214,545	24,106	309,384
Jonathan R. Boldt	—	—	26,552	379,739
Jason B. Capitel	—	—	67,168	903,306
Peter De Bock	—	—	—	—

Employment Agreements

Named Executive Officer Compensation	29

We have entered into employment agreements with each of our Named Executive Officers, which may be terminated at any time by the Named Executive Officer or the Company for any reason. The agreements provide for the principal terms and conditions of our Named Executive Officers’ employment, including their base salary, an indication of eligibility for an annual bonus opportunity (except with respect to Dr. Dunleavy), participation in our employee benefit plans as may be in effect from time to time, paid time off, and reimbursement of reasonable business expenses. Pursuant to the employment agreements, as amended in connection with promotions as applicable, the base salary and Total Target incentive amounts for each of our Named Executive Officers are as follows:

Named Executive Officer	2020 Base Salary ($)	Total Target Incentive Opportunity (% of Base Salary)	Total Target Incentive Opportunity ($)(1)
Keith R. Dunleavy, M.D.	205,000	—	—
Robert A. Wychulis	485,000	375%	1,818,750
Jonathan R. Boldt	325,000	230%	747,500
Jason A. Capitel(2)	450,000	200%	900,000
Peter De Bock	425,000	230%	977,500
(1) Total Targets are comprised of the following components: (i) an annual cash bonus opportunity, (ii) an RSA opportunity, and (iii) an LTI Award opportunity, with each component contributing a certain percentage to the overall Total Target percentage per Named Executive Officer (other than Dr. Dunleavy).
(2) Mr. Capitel's initial Total Target incentive opportunity is $900,000, comprised of $450,000 in a cash bonus opportunity and $450,000 in an RSA opportunity, with the foregoing components predicated on the Company achieving certain revenue growth goals in 2020 (with availability for incrementally increased cash bonus and RSA opportunities in $300,000 increments if higher revenue growth goals are achieved).

Under the employment agreements, in the absence of express written consent by us to the contrary, each of our Named Executive Officers will devote the entirety of his or her professional and business time, attention, skill, and energy exclusively to our business and will adhere to certain non-competition, confidentiality, and non-disclosure provisions.
Potential Payments upon Termination or Change of Control
Pursuant to the Company’s CIC Plan, each Named Executive Officer is eligible for certain severance benefits in the event of a qualifying termination (as defined in the CIC Plan) of a Named Executive Officer’s employment (a) by the Company without cause (as defined in the CIC Plan) within 60 days in advance of or within 24 months following a change in control (as defined in the Company’s Amended & Restated 2015 Omnibus Incentive Plan and as limited by the CIC Plan) or (b) by such Participant for good reason (as defined in the CIC Plan) within 24 months following a change in control.
Under the terms of the CIC Plan, the Company will provide each Named Executive Officer with a cash payment in an amount equal to the product of 1.5 times the Named Executive Officer’s base salary in effect on the date of the qualifying termination or, if greater, in effect on the date of the change in control. In addition, upon a qualifying termination, a Participant’s unvested time and performance-based equity awards will become fully vested.

Payments on Qualifying Event in Connection with Change in Control(1)

Named Executive Officer	Cash Payment (1.5x Base Salary) ($)	Value of Accelerated Stock Options($)(2)	Value of Accelerated Restricted Stock Units or Restricted Stock Awards ($)(3)	Total($)
Keith R. Dunleavy, M.D.	307,500	—	—	307,500
Robert A. Wychulis	727,500	—	3,170,680	3,898,180
Jonathan R. Boldt	487,500	—	4,577,024	5,064,524
Jason B. Capitel	675,000	—	9,720,115	10,395,115
Peter De Bock	637,000	—	2,799,337	3,436,337
(1)Based on the $18.82 closing price of Inovalon’s Class A common stock on December 31, 2019 and assuming a change in control and qualifying termination had occurred on December 31, 2019.

Potential Payments on Termination Without Cause Not in Connection with Change in Control

Named Executive Officer Compensation	30

If we terminate the employment of our Named Executive Officers (with the exception of Dr. Dunleavy) other than for “cause” (as defined in the employment agreements), and other than in connection with a Change in Control (discussed above), subject to the Named Executive Officer’s execution and non-revocation of a release of claims in favor of us, we will provide the Named Executive Officer with a lump-sum cash severance benefit equal to the greater of (i) one month’s base salary or (ii) one month’s base salary per each full year of his or her service with us, subject to a maximum of six months’ base salary. Had we terminated these Named Executive Officers under such circumstances on December 31, 2019, they would have been entitled to receive severance benefits in the following amounts: Mr. Wychulis - $242,500; Mr. Boldt - $162,500; Mr. Capitel - $75,000; and Mr. De Bock - $35,417.
Equity Compensation Plan Information as of December 31, 2019

The following table gives information about the shares of our common stock that may be issued under our Amended and Restated Long-Term Incentive Plan (as last amended on October 7, 2010) (“Pre-IPO Plan”), our Amended & Restated 2015 Omnibus Incentive Plan (“2015 Plan”) and our ESPP, all of which were stockholder approved, as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	404,292		17,235,356
Equity compensation plans not approved by security holders	—		—
Total	404,292		17,235,356
(1) Includes (a) 303,275 shares of common stock that may be issued under our Pre-IPO Plan; our Pre-IPO was terminated upon the effectiveness of the 2015 Plan; however, any outstanding awards granted under the Pre-IPO Plan will remain outstanding, subject to the terms of our Pre-IPO Plan and applicable agreements, until such outstanding awards are exercised (if applicable) or terminate or expire by their terms and (b) 101,017 shares of common stock that may be issued under our 2015 Plan.
(2) Includes (a) 25,434 shares of common stock that became available under our 2015 Plan due to the forfeiture, cancellation, expiration or surrender of awards granted under our Pre-IPO Plan; (b) 13,335,430 shares of common stock available for issuance under our 2015 Plan; and (c) 1,509,394 shares of common stock reserved for issuance under our ESPP.
Compensation Committee Interlocks and Insider Participation

Keith R. Dunleavy, M.D., our Chief Executive Officer and Chairman, served on our Compensation Committee during the year ended December 31, 2014. By his choice, at no time during which Dr. Dunleavy served on our Compensation Committee, did he receive any annual bonus, incentive equity, salary increase, or any other provision or change of compensation. Dr. Dunleavy did not serve on our Compensation Committee during the year ended December 31, 2019. For certain agreements between Dr. Dunleavy and us, see “Certain Relationships and Related Party Transactions.” None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on the Board or our Compensation Committee during the year ended December 31, 2019.

Named Executive Officer Compensation	31

Report of the Compensation Committee of the Board of Directors

The information contained in this Compensation Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the sections captioned “Compensation Discussion and Analysis” and “Named Executive Officer Compensation” in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board that these “Compensation Discussion and Analysis” and “Named Executive Officer Compensation” sections be included in this Proxy Statement.

Compensation Committee

Lee D. Roberts (Chair)
Denise K. Fletcher
William D. Green
William J. Teuber, Jr.

Named Executive Officer Compensation	32

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of our Class A and Class B common stock as of April 20, 2020 for:

• each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
• each of our directors;
• each of our named executive officers and key officers; and
• all of our directors, named executive officers and key officers as a group.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant, or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account, or similar arrangement, or (4) the automatic termination of a trust, discretionary account, or similar arrangement.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding (as shares of Class B common stock) all shares of common stock subject to options held by that person or entity that were exercisable on April 20, 2020, or that will become exercisable within 60 days thereafter, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Inovalon Holdings, Inc., 4321 Collington Road, Bowie, Maryland 20716. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. No shares of common stock beneficially owned by any executive officer or director have been pledged as security for a loan.

Principal Stockholders	33

Name of Beneficial Owner	Class A		Class B		% of Total Voting Power(1)
	Shares	%	Shares	%
Keith R. Dunleavy, M.D.	600,000(2)	*	54,947,255(3)	69.2	63.3
Robert A. Wychulis	278,354	*	61,569(4)	—	*
Jonathan R. Boldt	260,335	*	—	—	*
Jason B. Capitel	619,176	*	—	—	*
Peter De Bock	158,486	*	—	—	*
Denise K. Fletcher	48,247(5)	*	46,260(6)	*	*
William D. Green	107,039(5)	*	—	—	*
Andre S. Hoffmann	341,920(5)	*	18,979,711(6)	23.7	21.9
Isaac S. Kohane, M.D., Ph.D.	24,961(5)	*	—	—	*
Mark A. Pulido	354,760(5)	*	—	—	*
Lee D. Roberts	131,367(5)	*	—	—	*
William J. Teuber, Jr.	134,247(5)	*	30,715(6)	*	*

All executive officers and directors as a group (12 persons)	3,058,892	4.0	74,003,941	93.2	85.4
5% Stockholders
Meritas Group, Inc.	—	—	47,476,820(3)	59.8	54.6
Vanguard Group, Inc.	6,198,131(7)	9.2	—	—	*
FMR LLC	6,130,388(8)	8.1	—	—	*
Blackrock, Inc.	6,031,456(9)	7.9	—	—	*
Black Creek Investment Management	5,482,423(10)	7.2	—	—	*
Meritas Holdings, LLC	—	—	7,470,435(3)	9.4	8.6
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock for the respective class and of voting power.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share and will be convertible at any time into one share of Class A common stock, which will be entitled to one vote per share. For more information about the voting rights of our Class A and Class B common stock, see “Part 8 - Information About the Meeting - Voting Procedures - Voting Rights.”
(2)The 600,000 shares of Class A common stock held of record by Keith R. Dunleavy, M.D. were purchased in multiple open market transactions on August 27, 2015, August 28, 2015, May 6, 2016, May 9, 2016, December 14, 2016, May 5, 2017, September 13, 2017, May 14-16, 2018, May 10-14, 2019 and February 24-25, 2020 as previously reported in Dr. Dunleavy’s Form 4s filed with the Securities and Exchange Commission on August 31, 2015, May 10, 2016, December 14, 2016, May 8, 2017, September 14, 2017, May 16, 2018, May 14, 2019 and February 26, 2020.
(3)Consists of (i) 47,476,820 shares of Class B common stock held directly by Meritas Group, Inc. and (ii) 7,470,435 shares of Class B common stock held by Meritas Holdings, LLC. Dr. Dunleavy, as the sole officer and sole director of Meritas Group, Inc. and as sole non-member manager of Meritas Holdings, LLC, maintains sole voting and dispositive control over such shares. All ownership interests in Meritas Group, Inc. are owned by an irrevocable trust for the sole benefit of Dr. Dunleavy’s descendants and in which Dr. Dunleavy has no pecuniary interest. A sixty-eight and eighty-one hundredths percent (68.81%) interest in Meritas Holdings, LLC is owned by an irrevocable trust for the sole benefit of Dr. Dunleavy’s descendants and in which Dr. Dunleavy has no pecuniary interest, and the balance of thirty-one and nineteen hundredths percent (31.19%) interest in Meritas Holdings, LLC is owned by Dr. Dunleavy’s revocable trust. The address of Meritas Group, Inc. and Meritas Holdings, LLC is P.O. Box 4937, Annapolis, MD 21403.
(4)Consists of shares of Class B Common stock issuable upon the exercise of options exercisable within 60 days of April 20, 2020.
(5)Consists of shares of Class A Common stock held directly by the beneficial owners and shares issuable upon the conversion of restricted stock units within 60 days of April 20, 2020.
(6)Consists of shares of Class B common stock held directly by the beneficial owner and shares issuable upon the exercise of options within 60 days of April 20, 2020.
(7)Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 12, 2020. According to the Schedule 13G/A, Vanguard, organized in the state of Pennsylvania, has sole voting power with respect to 152,058 shares of Class A common stock, shared voting power with respect to 23,100 shares of Class A common stock, sole dispositive power with respect to 6,833,294 shares of Class A common stock, and shared dispositive power with respect to 167,258 shares of Class A common stock. The address of Vanguard is PO Box 2600, V26, Valley Forge, PA 19482.
(8)Information is based on figures set forth in the Schedule 13G filed by FMR LLC (“FMR”) on February 7, 2020. According to the Schedule 13G, FMR, organized in the State of Massachusetts, has sole dispositive power with respect to 6,130,388 shares of Class A common stock. The address of FMR is 245 Summer Street, Boston, MA 02210.
(9)Information is based on figures set forth in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 5, 2020. According to the Schedule 13G/A, BlackRock, organized in the state of Delaware, has sole voting power with respect to 5,770,918 shares of Class A common stock and sole dispositive power with respect 6,031,456 shares of Class A common stock. The address of Black Rock is 55 East 52nd Street, New York, NY 10055.
(10)Information is based on figures set forth in the Schedule 13G/A filed by Black Creek Investment Management Inc. (“Black Creek”) on February 11, 2020. According to the Schedule 13G/A, Black Creek, organized in the country of Canada, has sole voting and dispositive power with respect to 5,482,423 shares of Class A common stock. The address of Black Creek is 123 Front Street West, Suite 1200, Toronto, ON M5J 2M2, Canada.

Principal Stockholders	34

PART 6 – AUDIT COMMITTEE MATTERS
Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on our website at investors.inovalon.com under the “Governance” section.

The Board has the ultimate authority for effective corporate governance, including oversight of the management of the Company. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal audit function.
The Audit Committee relies on the expertise and knowledge of management, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed with management and the independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2019, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented to the Audit Committee the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC. This review included a discussion, with management and the independent auditor, of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
The Audit Committee recognizes the importance of maintaining the independence of Inovalon’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee leads the selection of the lead audit engagement partner, working with Deloitte & Touche with input from management. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.
As provided in its charter, the Audit Committee also assessed Deloitte & Touche’s performance as independent auditor during fiscal year 2019. The Audit Committee assessed the performance of the Deloitte & Touche audit team and the lead audit engagement partner.
Following this evaluation, the Audit Committee concluded that the selection of Deloitte & Touche as the independent registered public accounting firm for fiscal year 2020 is in the best interest of the Company and its stockholders. The Board recommends that stockholders ratify this selection at the 2020 Annual Meeting.
Respectfully submitted,

Audit Committee Matters	35

The Audit Committee of the Board of Directors
Denise K. Fletcher (Chair)
Lee D. Roberts
William J. Teuber, Jr.

Audit Committee Matters	36

Fees Billed by Deloitte & Touche LLP
This table presents fees for professional audit services rendered by Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Deloitte & Touche during those periods (in thousands).

	Year ended December 31,
	2019	2018
Audit(1)	$1,669	$1,812
Audit-related fees(2)	—	419
Tax fees(3)	629	1,149
All other fees(4)	—	566
Total	$2,298	$3,946
(1) Fees for services performed in connection with the audit of our financial statements and review of our quarterly financial statements.
(2) Fees for services performed in connection with our acquisition of ABILITY in 2018.
(3) Fees for tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.
(4) Fees for services provided in connection with the due diligence of our acquisition of ABILITY and services performed in connection with assessing our segregation of duties related to the updated enterprise resource planning system in 2018.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to review and pre-approve, either pursuant to our Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of our independent auditor to provide any permitted non-audit service to us. Pursuant to the Pre-Approval Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee.

All of the services provided by Deloitte & Touche for 2019 and 2018 were approved pursuant to the Pre-Approval Policy. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.

Audit Committee Matters	37

PART 7 – PROPOSALS TO BE VOTED ON AT THE MEETING
Election of Directors

Eight directors have been nominated for election at the 2020 Annual Meeting to hold office until the 2021 Annual Meeting. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its charter and by the Board in accordance with our Board of Directors Corporate Governance Charter. For additional information about the nominees and their qualifications, please see Part 2 – “Board of Directors – Director Nominations and Qualifications.”

Each director will be elected by a vote of the plurality of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes “withheld” from that director’s election.
The Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director since	Position
Keith R. Dunleavy, M.D.	50	2006	Chief Executive Officer and Chairman of the Board
Denise K. Fletcher	71	2012	Independent Director
William D. Green	66	2016	Independent Director
André S. Hoffmann	61	2008	Independent Director
Isaac S. Kohane, M.D., Ph.D.	59	2019	Independent Director
Mark A. Pulido	67	2018	Non-Independent Director
Lee D. Roberts	67	2012	Independent Director
William J. Teuber, Jr.	68	2013	Independent Director

Ratification of Independent Auditor

The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for fiscal year 2020, and the Board asks stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche for ratification by stockholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche as our independent auditor for fiscal year 2020 to be in the best interests of the Company and its stockholders.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as our independent registered auditor for the current fiscal year. In the event the stockholders do not ratify the selection of Deloitte & Touche, the Audit Committee will reconsider its selection, but still may determine that the appointment of our independent registered public accounting firm is in the best interests of Inovalon and its stockholders. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors recommends a vote FOR the ratification of the selection of the independent auditor.
Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers

Proposals to be Voted on at the Meeting	38

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. At our 2017 annual meeting of stockholders, a majority of our stockholders approved a non-binding advisory resolution on the frequency of future non-binding advisory votes to approve the compensation of our Named Executive Officers every year, consistent with the Board’s recommendation, and the Board subsequently determined to hold a non-binding advisory vote to approve the compensation of our Named Executive Officers every year until the next non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of our Named Executive Officers, which will occur no later than our 2023 annual meeting of stockholders.
Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Stockholders are urged to read the “Compensation Discussion and Analysis” and “Named Executive Officer Compensation” sections of this Proxy Statement, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Board and the Compensation Committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
        “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.”
A majority of the votes properly cast is required to approve the compensation of our Named Executive Officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee, or the Company. The Board and the Compensation Committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.
The Board of Directors recommends a vote FOR the approval of, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.
Proposals of Stockholders for 2021 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to Rule 14a‑8 of the rules promulgated under the Exchange Act must be received by us no later than the close of business on December 28, 2020; provided however, in the event that the date of the 2021 Annual Meeting is more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2020 Annual Meeting, stockholder proposals submitted for inclusion in our 2021 proxy statement pursuant to Rule 14a-8 must be received within a reasonable time before we begin to print and send proxy materials relating to the 2021 Annual Meeting.
In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders, other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, must comply with the advance notice provisions and other requirements of Article I,

Proposals to be Voted on at the Meeting	39

Section 1 of our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2021 Annual Meeting must be received no earlier than the close of business on February 17, 2021 and no later than the close of business on March 19, 2021; provided however, in the event that the date of the 2021 Annual Meeting is more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2020 Annual Meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

Proposals to be Voted on at the Meeting	40

PART 8 – INFORMATION ABOUT THE MEETING
In accordance with SEC rules, we are using the Internet as our primary means of providing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our Proxy Statement and 2019 Annual Report, and voting via the Internet. We expect to mail the Notice and to begin mailing our proxy materials and making our materials available on the Internet on or about April 27, 2020.
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board to be voted at the 2020 Annual Meeting for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders. The 2020 Annual Meeting will be held at The Jefferson Hotel, located at 1200 16th St. NW, Washington, DC 20036, on June 17, 2020, at 10:00 a.m. Eastern Time. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the 2020 Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the 2020 Annual Meeting, another proxy dated as of a later date.
While we intend to hold the 2020 Annual Meeting in person at this time, we are closely monitoring the health and public safety concerns relating to the coronavirus, or COVID-19, outbreak. If we determine to hold the 2020 Annual Meeting at a different physical location or virtually over the Internet, we will announce that decision promptly via press release, including posting details on our website on how to participate that will also be filed with the SEC as additional proxy material. We encourage you to check our website prior to the date of the 2020 Annual Meeting if you plan to attend in person. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement.
Proof of Ownership Required for Attending Meeting in Person

You are entitled to attend the 2020 Annual Meeting only if you are a stockholder of record as of the close of business on April 20, 2020, the record date, or hold a valid proxy for the meeting. In order to be admitted to the 2020 Annual Meeting, you must present proof of ownership of company stock on the record date. This can be:

• a brokerage statement or letter from a bank or broker indicating ownership on April 20, 2020,
• a proxy card,
• a voting instruction form, or
• a legal proxy provided by your broker, bank or nominee.
Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.
Solicitation of Proxies

The Board is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. We will pay all proxy solicitation costs.

Information about the Meeting	41

Stockholders of record at the close of business on April 20, 2020 will be entitled to vote at the meeting. Holders of our Class A common stock will be entitled to vote on the basis of one vote for each share held. Holders of our Class B common stock will be entitled to vote on the basis of ten votes for each share held.
Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the 2020 Annual Meeting, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Inovalon Holdings, Inc. at 4321 Collington Road, Bowie, Maryland 20716, Attention: Corporate Secretary, or contact us by telephone at (301) 809‑4000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
Election of Directors

Eight directors are to be elected at the 2020 Annual Meeting to hold office until the 2021 Annual Meeting, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an annual meeting, they may be elected at a special meeting of stockholders called for that purpose in the manner provided by our Bylaws. The accompanying proxy will be voted in favor of the nominees presented in Part 2 – “Board of Directors – Our Director Nominees” to serve as directors unless the stockholder indicates to the contrary on the proxy. All the nominees are current directors.

The Board expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.
Voting Procedures

Voting Rights
Holders of our Class A common stock and Class B common stock have identical voting rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on proposals presented at the 2020 Annual Meeting. Dissenters’ rights are not applicable to any of the matters being voted upon at the 2020 Annual Meeting.
Vote Required; Effect of Abstentions and Broker Non-Votes
The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the 2020 Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Information about the Meeting	42

Proposal	Matter	Board Vote Recommendation	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of 8 directors	For each director nominee	Plurality	Not voted	Not voted
2	Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2019	For	Majority of voting power represented in person or by proxy	Not voted	Discretionary vote
3	Non-binding advisory vote to approve the compensation of our Named Executive Officers	For	Majority of voting power represented in person or by proxy*	Not voted	Not voted

* A majority of the votes properly cast is required to approve the compensation of our Named Executive Officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee, or the Company. The Board and the Compensation Committee will consider the outcome of the vote when determining the compensation of our Named Executive Officers.
Where to Find More Proxy Voting Information
• The SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.
• You may view our annual report and vote your shares at www.proxyvote.com.
• Contact the broker or bank through which you beneficially own your shares.
Where to Find Our Corporate Governance Documents
Each of our Board committees has a charter. Copies of our Board committee charters and other governance documents listed in Part 1 can be found on our website at investors.inovalon.com under the “Governance” section.
We will provide any of the foregoing information to a stockholder without charge upon written request to 4321 Collington Road, Bowie, Maryland 20716, Attention: Corporate Secretary.
Other Business

The Board does not intend to bring any other business before the 2020 Annual Meeting and the Board knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the 2020 Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Representatives of Deloitte & Touche LLP, our independent auditor for fiscal year 2019 and the current fiscal year, will be present at the 2020 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.
DATED: Bowie, Maryland, April 27, 2020.

Information about the Meeting	43

INOVALON HOLDINGS, INC. 4321 COLLINGTON ROAD BOWIE, MD 20716	VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 16, 2020 for shares held directly and by 11:59 P.M. Eastern Time on June 14, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 16, 2020 for shares held directly and by 11:59 P.M. Eastern Time on June 14, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X
E75491-P21839 KEEP THIS PORTION FOR YOUR RECORDS
___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

INOVALON HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ___________________________________
1.Election of Directors Nominees: 01) Keith R. Dunleavy, M.D. 02) Denise K. Fletcher 03) William D. Green 04) André S. Hoffmann	05) Isaac S. Kohane, M.D., Ph.D. 06) Mark A. Pulido 07) Lee D. Roberts. 08) William J. Teuber, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2.To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2020.					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
3.Non-binding advisory vote to approve the compensation of our Named Executive Officers.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___ ___
E75492-P21839

INOVALON HOLDINGS, INC.
Annual Meeting of Stockholders
June 17, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Keith R. Dunleavy, M.D. and Kamyar Daneshvar, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INOVALON HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 17, 2020, at The Jefferson Hotel, 1200 16th St. NW, Washington, DC 20036, and any adjournment or postponement thereof. While we intend to hold the 2020 Annual Meeting in person at this time, we are closely monitoring the health and public safety concerns relating to the coronavirus, or COVID-19, outbreak. If we determine to hold the 2020 Annual Meeting at a different physical location or virtually over the Internet, we will announce that decision promptly via press release, including posting details on our website on how to participate that will also be filed with the SEC as additional proxy material. We encourage you to check our website prior to the date of the 2020 Annual Meeting if you plan to attend in person. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ___________________________________________________________________
___________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side